Exhibit (g)(1)
                                   FORUM FUNDS
                               CUSTODIAN AGREEMENT

         AGREEMENT dated as of May 12, 1999 between Forum Trust, LLC (the "Custodian"), a limited liability company organized under the laws of the State of Maine doing business as a nondepository trust company, and Forum Funds, a business trust organized under the laws of the State of Delaware (the "Customer").

         WHEREAS, the Customer is an open-end, management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act") and may offer one or more series of shares, each of which shall represent an interest in a separate portfolio of Securities and Cash (each as hereinafter defined) (all such existing and additional series now or hereafter listed on Exhibit A being hereafter referred to individually as a "Portfolio," and collectively, as the "Portfolios"); and

         WHEREAS, Custodian has entered into a certain Master Subcustodian Agreement with Bankers Trust Company ("Bankers Trust") dated as of April 20, 1999 (the "Master Subcustodian Agreement") under which Bankers Trust provides certain sub-custody services on behalf of the Portfolios to Custodian; and

         WHEREAS, Customer wishes to retain Custodian to provide certain custodial services to Customer for the benefit of the Portfolios, and Custodian is willing to provide such services;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:


         1. Employment of Custodian. Customer, on behalf of each Portfolio, hereby employs Custodian as custodian of all assets of each Portfolio that are delivered to and accepted by Custodian or any Subcustodian (as that term is defined in Section 4) (the "Property") pursuant to the terms and conditions set forth herein. For purposes of this Agreement, "delivery" of Property shall include the acquisition by Customer of a security entitlement (as that term is defined in the New York Uniform Commercial Code ("UCC")). Without limitation, such Property shall include stocks and other equity interests of every type, evidences of indebtedness, other instruments representing same or rights or obligations to receive, purchase, deliver or sell same and other non-cash investment property of a Portfolio ("Securities") and cash from any source and in any currency ("Cash"), provided that Custodian shall have the right, in its sole discretion, to refuse to accept as Property any property of a Portfolio that Custodian considers not to be appropriate or in proper form for deposit for any reason. Custodian shall not be responsible for any property of a Portfolio held or received by Customer or others and not delivered to Custodian or any Subcustodian.

         2. Maintenance of Securities and Cash at Custodian and Subcustodian Locations. Pursuant to Instructions (as hereinafter defined in Section 15), Customer shall direct Custodian to (a) settle Securities transactions and maintain Cash in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for payment or where such Securities are acquired and (b) maintain Cash and cash equivalents in such countries in amounts reasonably necessary to effect Customer's transactions in such Securities. Instructions to settle Securities transactions in any country shall be deemed to authorize the holding of such Securities and Cash in that country.

         3. Custody Account. Custodian agrees to establish and maintain one or more custody accounts on its books each in the name of Customer on behalf of a Portfolio (each, an "Account") for any and all Property from time to time received and accepted by Custodian or any Subcustodian for the account of such Portfolio. Upon delivery by Customer to Custodian of any acceptable Property belonging to a Portfolio, Customer shall, by Instructions, specifically indicate in which Portfolio such Property belongs or if such Property belongs to more than one Portfolio, shall allocate such Property to the appropriate Portfolios, and Custodian shall allocate such Property to the Accounts in accordance with the Instructions. Customer, on behalf of each Portfolio, acknowledges (i) its responsibility as a principal for all of its obligations to Custodian arising under or in connection with this Agreement, notwithstanding, that it may be acting on behalf of other persons, and (ii) warrants its authority to deposit in the appropriate Account any Property received therefor by Custodian or a Subcustodian and to give, and authorize others to give, instructions relative thereto. Custodian may deliver securities of the same class in place of those deposited in the Account.

         Custodian shall hold, keep safe and protect as custodian for each Account all Property in such Account and, to the extent such Property constitutes "financial assets" as defined in the UCC, shall maintain those financial assets in such Account as security entitlements in favor of the Portfolio in whose name the Account is maintained. All transactions, including, but not limited to, foreign exchange transactions, involving the Property shall be executed or settled solely in accordance with Instructions (which shall specifically reference the Account for which such transaction is being settled), except that until Custodian receives Instructions to the contrary, Custodian will:


         (a) collect all interest and dividends and all other income and payments, whether paid in cash or in kind, on the Property, as the same become payable and credit the same to the appropriate Account;

         (b) present for payment all Securities held in an Account that are called, redeemed or retired or otherwise become payable and all coupons and other income items that call for payment upon presentation to the extent that Custodian or Subcustodian is actually aware of such opportunities and hold the cash received in such Account pursuant to this Agreement;

         (c)      (i)   exchange   Securities   where  the  exchange  is  purely
                  ministerial (including, without limitation, the exchange of temporary securities for those in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the Securities themselves) and (ii) when notification of a tender or exchange offer (other than ministerial exchanges described in (i) above) is received for an Account, endeavor to receive Instructions, provided that if such Instructions are not received in time for Custodian to take timely action, no action shall be taken with respect thereto;


         (d) whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for an Account and such rights entitlement or fractional interest bears an expiration date, if after endeavoring to obtain Instructions such Instructions are not received in time for Custodian to take timely action or if actual notice of such actions was received too late to seek Instructions, sell in the discretion of Custodian (which sale Customer hereby authorizes Custodian to make) such rights entitlement or fractional interest and credit the Account with the net proceeds of such sale;


         (e) execute in Customer's name for an Account, whenever Custodian deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Property in such Account;

         (f) pay for each Account, any and all taxes and levies in the nature of taxes imposed on interest, dividends or other similar income on the Property in such Account by any governmental authority. In the event there is insufficient Cash available in such Account to pay such taxes and levies, Custodian shall notify Customer of the amount of the shortfall and Customer may, or may cause the Portfolio to, at its option, deposit additional Cash in such Account or take steps to have sufficient Cash available. Customer, on behalf of the Portfolios agrees, when and if requested by Custodian and required in connection with the payment of any such taxes, to cooperate with Custodian in furnishing information, executing documents or otherwise;


         (g) appoint brokers and agents for any of the ministerial transactions involving the Securities described in (a) - (f), including, without limitation, affiliates of Custodian or any Subcustodian; and

         (h) in the event of any loss of Securities or Cash, use its best efforts to ascertain the circumstances relating to such loss and promptly report the same to Customer.

         Custodian shall provide cash management services to Customer.

         4. Subcustodians and Securities Systems. Customer authorizes and instructs Custodian to maintain the Property in each Account directly in one of its United States ("U.S.") branches or indirectly through custody accounts that have been established by Custodian with the following other securities intermediaries: (a) another U.S. bank or trust company (including Bankers Trust pursuant to the Master Subcustodian Agreement) or branch thereof located in the U.S. that is itself qualified under the 1940 Act, to act as ustodian, or a non-U.S. branch of Custodian or of any U.S. Subcustodian, or a U.S. securities depository or clearing agency or system in which Custodian or a U.S. Subcustodian participates (individually, a "U.S. Securities System") or (b) one of Custodian's majority-owned non-U.S. subsidiaries, a majority-owned subsidiary of a U.S. Subcustodian or a non-U.S. bank or trust company, acting as custodian (individually, a "non-U.S. Subcustodian"; U.S. Subcustodians and non-U.S. Subcustodians, collectively, "Subcustodians"), or a non-U.S. depository or clearing agency or system in which Custodian or any Subcustodian participates (individually, a "non-U.S. Securities System"; U.S. Securities System and non-U.S. Securities System, collectively, "Securities System"), provided that in each case in which a U.S. Subcustodian or U.S. Securities System is employed, Custodian shall notify Customer of the appointment of such U.S. Subcustodian or U.S. Securities System; provided further that in each case in which a non-U.S. Subcustodian or non-U.S. Securities System is employed, (a) such Subcustodian or Securities System either is (i) a "qualified U.S. bank" as defined by Rule 17f-5 under the 1940 Act ("Rule 17f-5") or (ii) an "eligible foreign custodian" within the meaning of Rule 17f-5 or such Subcustodian or Securities System is the subject of an order granted by the U.S. Securities and Exchange Commission ("SEC") exempting such agent or the subcustody arrangements thereto from all or part of the provisions of Rule 17f-5, and (b) the identity of the non-U.S. Subcustodian and the agreement between Custodian and such non-U.S. Subcustodian has been approved by Instructions; it being understood that Custodian shall have no liability or responsibility for determining whether the approval of any Subcustodian or Securities System by Instructions is proper under the 1940 Act or any rule or regulation thereunder. Exhibit D attached hereto lists all Subcustodians and Securities Systems that have been approved by Instructions. Notwithstanding Section 20 hereof or any other provision hereof to the contrary, Exhibit D may be amended solely by the delivery to Custodian of Instructions pursuant to Section 15 hereof.


         Upon receipt of Instructions  from Customer,  Custodian agrees to cease the employment of any Subcustodian or Securities System with respect to Customer, and if desirable and practicable, appoint a replacement Subcustodian or securities system in accordance with the provisions of this Section. In addition, Custodian may, at any time in its discretion, upon written notification to Customer, terminate the employment of any Subcustodian or Securities System.


         Custodian shall deliver to Customer annually a certificate stating: (a) the identity of each non-U.S. Subcustodian and non-U.S. Securities System then acting on behalf of Custodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such non-U.S Subcustodian and non-U.S. Securities System; (b) the countries in which each non-U.S. Subcustodian or non-U.S. Securities System is located; and (c) if requested by Customer's Board of Trustees or if the Board of Trustees responsible for any Portfolio directly approves its foreign custody arrangements, such other information relating to such non-U.S. Subcustodians and non-U.S. Securities

Systems as may reasonably be requested by Customer to ensure compliance with Rule 17f-5. If requested by the Customer's Board of Trustees or if the Board of Trustees directly approves its foreign custody arrangements, Custodian also shall furnish annually to Custodian information concerning such non-U.S. Subcustodians and non-U.S. Securities Systems similar in kind and scope as that furnished to Customer in connection with the initial approval of this Agreement. Custodian agrees to promptly notify Customer if, in the normal course of its custodial activities, Custodian learns of a material adverse change in the financial condition of a non-U.S. Subcustodian or a non-U.S. Securities System suffers a material loss of Property, or Custodian has reason to believe that any non-U.S. Subcustodian or non-U.S. Securities System has ceased to be a qualified U.S. bank or an eligible foreign custodian each within the meaning of Rule 17f-5 or has ceased to be subject to an exemptive order from the SEC.


         5. Use of Subcustodian. With respect to Property in an Account that is maintained by Custodian through a Subcustodian employed pursuant to
Section 4:

         (a) Custodian will identify on its books as belonging to Customer on behalf of a Portfolio, any Property maintained through such Subcustodian.

         (b) Any Property in the Account held by a Subcustodian will be subject only to the instructions of Custodian or its agents.

         (c) Property deposited with a Subcustodian will be maintained in an account holding only assets for customers of Custodian.


         (d) Any agreement Custodian shall enter into with a non-U.S. Subcustodian with respect to maintaining Property shall require that (i) the Account will be adequately indemnified or its losses adequately insured; (ii) the Property so maintained is not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment in accordance with such agreement for its safe custody or administration; (iii) beneficial ownership of Securities be freely transferable without the payment of money or value other than for safe custody or administration; (iv) adequate records will be maintained identifying the Property maintained pursuant to such Agreement as belonging to Customer or as being held by Custodian, on behalf of Customer or all its customers; (v) to the extent permitted by applicable law, officers of or auditors employed by, or other representatives of or designated by, Custodian, including the independent public accountants of or designated by, Customer be given access to the books and records of such Subcustodian relating to Property or confirmation of the contents of those records; and (vi) Custodian on behalf of Customer will receive periodic reports with respect to the safekeeping of the Property, including but not limited to notification of any transfer of Property into or out of an Account.


         6. Use of Securities System. With respect to Property in the Account(s) that is maintained by Custodian or any Subcustodian through a Securities System employed pursuant to Section 4:

         (a) Custodian shall, and the Subcustodian will be required by its agreement with Custodian to, identify on its books such Property as being maintained for the account of Custodian or Subcustodian for its customers.

         (b) Any Property maintained through a Securities System for the account of Custodian or a Subcustodian will be subject only to the instructions of Custodian or such Subcustodian, as the case may be.

         (c) Property deposited with a Securities System will be maintained in an account holding only assets for customers of Custodian or Subcustodian, as the case may be, unless precluded by applicable law, rule, or regulation.


         (d) Custodian shall provide Customer with any report obtained by Custodian or Subcustodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

         7. Agents. Custodian may at any time or times in its sole discretion appoint (or remove), as its agent to carry out such of the provisions of this Agreement as Custodian may from time to time direct any other U.S. bank or trust company which is itself qualified under the 1940 Act to act as custodian, including Bankers Trust; provided, however, that the appointment of any agent shall not relieve Custodian of its responsibilities or liabilities hereunder. Custodian shall provide reasonable notice to Customer of the appointment or removal of any agent.


         8. Records, Ownership of Property, Statements, Opinions of Independent Certified Public Accountants.


         (a) The ownership of the Property, whether maintained directly by Custodian or indirectly through a Subcustodian or a Securities System as authorized herein, shall be clearly recorded on Custodian's books as belonging to the appropriate Account and not to the Custodian. Custodian shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions for each Account. All accounts, books and records of Custodian relating thereto shall be open to inspection and audit at all reasonable times during normal business hours by any person designated by Customer. All such accounts shall be maintained and preserved in the form reasonably requested by Customer. Custodian will supply to Customer from time to time, as mutually agreed upon, a statement in respect to any Property in an Account maintained by Custodian or by a Subcustodian. In the absence of the filing in writing with Custodian by Customer of exceptions or objections to any such statement within sixty (60) days of the mailing thereof, Customer shall be deemed to have approved such statement and in such case or upon written approval of Customer of any such statement, such statement shall be presumed to be for all purposes correct with respect to all information set forth therein.


         (b) Custodian shall take all reasonable action as Customer may request to obtain from year to year favorable opinions from Customer's independent certified public accountants with respect to Custodian's activities hereunder in connection with the preparation of Customer's registration statement on Form N-1A and Customer's Form N-SAR or other periodic reports to the SEC and with respect to any other requirements of the SEC.

         (c) At the request of Customer, Custodian shall deliver, and shall cause the Subcustodians to deliver, to Customer a written report prepared by Custodian's independent certified public accountants with respect to the services provided by Custodian under this Agreement, including, without limitation, Custodian's accounting system, internal accounting control and procedures for safeguarding Cash and Securities, including Cash and Securities deposited and/or maintained in a securities system or with a Subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by Customer and as may reasonably be obtained by Custodian.


         (d) Customer may elect to participate in any of the electronic on-line service and communications systems offered by Custodian or a Subcustodian that can provide Customer, on a daily basis, with the ability to view on-line or to print in hard copy various reports of Account activity and of Securities and/or Cash being held in any Account. To the extent that such service shall include market values of Securities in an Account, Customer hereby acknowledges that Custodian or such Subcustodian now obtains and may in the future obtain information on such values from outside sources that Custodian or such Subcustodian considers to be reliable, and Customer agrees that Custodian and such Subcustodian (i) does not verify or represent or warrant either the reliability of such service nor the accuracy or completeness of any such information furnished or obtained by or through such service and (ii) shall be subject to the standard of care set forth in Section 16 of this Agreement in selecting and utilizing such service or furnishing any information derived therefrom.

         9. Holding of Securities, Nominees, etc. Securities in an Account that are maintained by Custodian or any Subcustodian may be held directly by such entity in the name of Customer or in bearer form or maintained, on behalf of a Portfolio, in Custodian's or Subcustodian's name or in the name of Custodian's or Subcustodian's nominee. Securities that are maintained through a Subcustodian or which are eligible for deposit in a Securities System as provided above may be maintained with the Subcustodian or the Securities System in an account for Custodian's or Subcustodian's customers, unless prohibited by law, rule, or regulation. Custodian or Subcustodian, as the case may be, may combine certificates representing Securities held in an Account with certificates of the same issue held by Custodian or Subcustodian as fiduciary or as a custodian. In the event that any Securities in the name of Custodian or its nominee or held by a Subcustodian and registered in the name of such Subcustodian or its nominee are called for partial redemption by the issuer of such Security, Custodian may, subject to the rules or regulations pertaining to allocation of any Securities System in which such Securities have been deposited, allot, or cause to be allotted, the called portion of the respective beneficial holders of such class of security in any manner Custodian deems to be fair and equitable. Securities maintained with a Securities System shall be maintained subject to the rules of that Securities System governing the rights and obligations among the Securities System and its participants.

         10. Proxies, etc. With respect to any proxies, notices, reports or other communications pertaining to any of the Securities in any Account, Custodian shall perform such services and only such services as are (i) set forth in Section 3 of this Agreement, (ii) described in the applicable Service Standards (the "Proxy Service"), and (iii) as may otherwise be agreed upon between Custodian and Customer. The liability and responsibility of Custodian in connection with the Proxy Service referred to in (ii) of the immediately preceding sentence and in connection with any additional services which Custodian and Customer may agree upon as provided in (iii) of the immediately preceding sentence shall be as set forth in the description of the Proxy Service and as may be agreed upon by Custodian and Customer in connection with the furnishing of any such additional service and shall not be affected by any other term of this Agreement. Neither Custodian nor its nominees or agents shall vote upon or in respect of any of the Securities in an Account, execute any form of proxy to vote thereon, or give any consent or take any action (except as provided in Section 3) with respect thereto except upon the receipt of Instructions.


         11. Segregated Account. To assist Customer in complying with the requirements of the 1940 Act and the rules and regulations thereunder, Custodian shall, upon receipt of Instructions, establish and maintain a segregated account or accounts on its books for and on behalf of a Portfolio.

         12. Settlement Procedures. Securities will be transferred, exchanged or delivered by Custodian or a Subcustodian upon receipt by Custodian of Instructions that include all information required by Custodian. Settlement and payment for Securities received for an Account and delivery of Securities out of such Account may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering Securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Securities from such purchaser or dealer, as such practices and procedures may be modified or supplemented in accordance with the standard operating procedures of Custodian in effect from time to time for that jurisdiction or market. Custodian shall not be liable for any loss which results from effecting transactions in accordance with the customary or established securities trading or securities processing practices and procedures in the applicable jurisdiction or market.


         Custodian or a Subcustodian may settle purchases and sales against, or credit income to, an Account, and Custodian may, at its sole option upon written notice to Customer, reverse such credits or debits to the appropriate Account in the event that the transaction does not settle, or the income is not received in a timely manner, and Customer agrees to hold Custodian harmless from any losses that may result therefrom. With respect to the activities of Bankers Trust as Subcustodian under the Master Subcustodian Agreement, such credits and reversals, if any, shall be on a contractual basis, as outlined in the Bankers Trust Service Standards, as described below and provided to Customer by Custodian.

         The applicable Service Standards mean the Global Guide, the Policies and Standards Manual, and any other documents issued by the Custodian, Bankers Trust and other Subcustodians from time to time specifying the procedures for communicating with a customer, the terms of any additional services to be provided to a customer, and such other matters as may be agreed between the parties time to time. Copies of the current Service Standards have been delivered to Customer.


         13.      Conditional Credits.


         (a) Notwithstanding any other provision of this Agreement, Custodian or a Subcustodian shall not be required to comply with any Instructions to settle the purchase of any securities for the Account unless there are sufficient immediately available funds in the relevant currency in the Account, provided that, if, after all expenses, debits and withdrawals of Cash in the relevant currency ("Debits") applicable to the Account have been made and if after all Conditional Credits, as defined below, applicable to the Account have become final entries as set forth in (c) below, the amount of immediately available funds of the relevant currency in such Account is at least equal to the aggregate purchase price of all securities for which Custodian has received Instructions to settle on that date ("Settlement Date"), Custodian, upon settlement, shall credit the Securities to the Account by making a final entry on its books and records.

         (b) Notwithstanding the foregoing, if after all Debits applicable to the Account have been made, the amount of immediately available funds in a given currency in such Account are less than the aggregate purchase price in such currency of all securities for which Custodian has received Instructions to settle on any Settlement Date, Custodian, upon settlement, may credit the securities to the Account by making a conditional entry on its books and records ("Conditional Credit"), pending receipt of sufficient immediately available funds in the relevant currency in the Account.


         (c) If, within a reasonable time from the posting of a Conditional Credit and after all Debits applicable to the Account have been made, immediately available funds in the relevant currency at least equal to the aggregate purchase price in such currency of all securities subject to a Conditional Credit on a Settlement Date are deposited into the Account, Custodian shall make the Conditional Credit a final entry on its books and records. In such case, Customer shall be liable to Custodian only for late charges at a rate that Custodian customarily charges for similar extensions of credit.

         (d) If (i) within a reasonable time from the posting of a Conditional Credit, immediately available funds at least equal to the resultant Debit on a Settlement Date are not deposited in the Account, or (ii) any Proceeding (as defined below) shall occur, Custodian may sell such of the Securities subject to the Conditional Credit as it selects in its sole discretion and shall apply the net proceeds of such sale to cover such Debit, including related late charges, and any remaining proceeds shall be credited to the Account. If such proceeds are insufficient to satisfy such Debit in full, Customer shall continue to be liable to Custodian for any shortfall. Custodian shall make the Conditional Credit a final entry on its books as to the Securities not required to be sold to satisfy such Debit. Pending payment in full by Customer of the purchase price for Securities subject to a Conditional Credit, and Custodian's making a Conditional Credit a final entry on its books, and, unless consented to by Custodian, Customer shall have no right to give further Instructions in respect of Securities subject to a Conditional Credit. Custodian shall have the sole discretion to determine which Securities shall be deemed to have been paid for by Customer out of funds available in the Account. Any such Conditional Credit may be reversed (and any corresponding Debit shall be canceled) by Custodian unless and until Custodian makes a final entry on its books crediting such Securities to the Account. The term "Proceeding" shall mean any insolvency, bankruptcy, receivership, reorganization or similar proceeding relating to Customer, whether voluntary or involuntary.

         (e) Customer agrees that it will not use the Account to facilitate the purchase of securities without sufficient funds in the Account (which funds shall not include the expected proceeds of the sale of the purchased securities).

         14. Permitted Transactions. Customer agrees that it will cause transactions to be made pursuant to this Agreement only upon Instructions in accordance with Section 15 (but subject to Section 3) and only for the purposes listed below.

         (a) In connection with the purchase or sale of Securities at prices as confirmed by Instructions.

         (b) When Securities are called, redeemed or retired, or otherwise become payable.

         (c) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment.

         (d) Upon conversion of Securities pursuant to their terms into other securities.

         (e) Upon exercise of subscription, purchase or other similar rights represented by Securities.

         (f) For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses.

         (g) In connection with any borrowings by Customer requiring a pledge of Securities, but only against receipt of amounts borrowed or in order to satisfy requirements for additional or substitute collateral.

         (h) In connection with any loans, but only against receipt of collateral as specified in Instructions which shall reflect any restrictions applicable to Customer.

         (i) For the purpose of redeeming shares of the capital stock of Customer against delivery of the shares to be redeemed to Custodian, a Subcustodian or Customer's transfer agent.

         (j) For the purpose of redeeming in kind shares of Customer against delivery of the shares to be redeemed to Custodian, a Subcustodian or Customer's transfer agent.

         (k) For delivery in accordance with the provisions of any agreement among Customer, on behalf of a Portfolio, the Portfolio's investment adviser and a broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc., relating to compliance with the rules of The Options Clearing Corporation, the Commodities Futures Trading Commission or of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by Customer.

         (l) For release of Securities to designated brokers under covered call options, provided, however, that such Securities shall be released only upon payment to Custodian of monies for the premium due and a receipt for the Securities which are to be held in escrow. Upon exercise of the option, or at expiration, Custodian will receive the Securities previously deposited from broker. Custodian will act strictly in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper request for such return.

         (m)      For  spot  or  forward   foreign   exchange   transactions  to
                  facilitate   security   trading  or  receipt  of  income  from
                  Securities related transactions.

         (n)      Upon the termination of this Agreement as set forth in Section
                  21.

         (o)      For other proper purposes.

         Customer agrees that Custodian and any Subcustodian shall have no obligation to verify the purpose for which a transaction is being effected.


         15. Instructions. The term "Instructions" means instructions from Customer in respect of any of Custodian's duties hereunder that have been received by Custodian at its address set forth in Section 22 below (i) in writing (including, without limitation, facsimile transmission) or by tested telex signed or given by such one or more person or persons as Customer shall have from time to time authorized in writing to give the particular class of Instructions in question and whose name and (if applicable) signature and office address have been filed with Custodian; or (ii) which have been transmitted electronically through an electronic on-line service and communications system offered by Custodian or other electronic instruction system acceptable to Custodian; or (iii) a telephonic or oral communication by one or more persons as Customer shall have from time to time authorized to give the particular class of Instructions in question and whose name has been filed with Custodian; or (iv) upon receipt of such other form of instructions as Customer may from time to time authorize in writing and which Custodian has agreed in writing to accept. Instructions in the form of oral communications shall be confirmed by Customer by tested telex or writing in the manner set forth in clause (i) above, but the lack of such confirmation shall in no way affect any action taken by Custodian in reliance upon such oral instructions prior to Custodian's receipt of such confirmation. Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.


         Custodian shall have the right to assume in the absence of notice to the contrary from Customer that any person whose name is on file with Custodian pursuant to this Section has been authorized by Customer to give the Instructions in question and that such authorization has not been revoked. Custodian may act upon and conclusively rely on, without any liability to Customer or any other person or entity for any losses resulting therefrom, any Instructions reasonably believed by it to be furnished by the proper person or persons as provided above.


         16.   Standard  of  Care.   Custodian  shall  be  responsible  for  the
performance of only such duties as are set forth herein or contained in Instructions given to Custodian that are not contrary to the provisions of this Agreement. Custodian will use reasonable care and diligence with respect to the safekeeping of Property in each Account and, except as otherwise expressly provided herein, in carrying out its obligations under this Agreement. So long as and to the extent that it has exercised reasonable care and diligence, Custodian shall not be responsible for the title, validity or genuineness of any Property or other property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon, and may conclusively rely on, without liability for any loss resulting therefrom, any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed or furnished by the proper party or parties, including, without limitation, Instructions, and shall be indemnified by Customer for any losses, damages, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by Custodian and arising out of action taken or omitted with reasonable care by Custodian hereunder or under any Instructions. Custodian shall be liable to Customer for any act or omission to act of any Subcustodian to the same extent as if Custodian committed such act itself. With respect to a Securities System, Custodian shall only be responsible or liable for losses arising from employment of such Securities System caused by Custodian's own failure to exercise reasonable care; provided that in the event of any such loss, Custodian shall take all reasonable steps to enforce such claims as it may have against the Securities System to protect the interests of the Customer.

         In the event of any loss to Customer by reason of the failure of Custodian or a Subcustodian to utilize reasonable care, Custodian shall be liable to Customer to the extent of Customer's actual damages at the time such loss was discovered (including, without limitation, reasonable fees and expenses of counsel) without reference to any special conditions or circumstances. In no event shall Custodian be liable for any consequential or special damages.

         Custodian shall be entitled to rely, and may act, on advice of counsel (who may be counsel for Custodian or Customer) on all matters and shall be without liability for any action reasonably taken or omitted in good faith pursuant to such advice, provided that with respect to the performance of any action or omission of any action upon such advice, the Custodian shall be required to conform to the standard of care set forth in this Section 16.


         In the event Customer subscribes to an electronic on-line service and communications system offered by Custodian, Customer shall be fully responsible for the security of its connecting terminal, access thereto and the proper and authorized use thereof and the initiation and application of continuing effective safeguards with respect thereto and agrees to defend and indemnify Custodian and hold Custodian harmless from and against any and all losses, damages, costs and expenses (including the fees and expenses of counsel) incurred by Custodian as a result of any improper or unauthorized use of such terminal by Customer or by any others.

         All collections of funds or other property paid or distributed in respect of Securities in an Account, including funds involved in third-party foreign exchange transactions, shall be made at the risk of Customer.

         Subject to the exercise of reasonable care, Custodian shall have no liability for any loss occasioned by delay in the actual receipt of notice by Custodian or by a Subcustodian of any payment, redemption or other transaction regarding Securities in each Account in respect of which Custodian has agreed to take action as provided in Section 3 hereof. Custodian shall not be liable for any loss resulting from, or caused by, or resulting from acts of governmental authorities (whether de jure or de facto), including, without limitation, nationalization, expropriation, and the imposition of currency restrictions; devaluations of or fluctuations in the value of currencies; changes in laws and regulations applicable to the banking or securities industry; market conditions that prevent the orderly execution of securities transactions or affect the value of Property; acts of war, terrorism, insurrection or revolution; strikes or work stoppages; the inability of a local clearing and settlement system to settle transactions for reasons beyond the control of Custodian; hurricane, cyclone, earthquake, volcanic eruption, nuclear fusion, fission or radioactivity, or other acts of God.

         Custodian shall have no liability in respect of any loss, damage or expense suffered by Customer, insofar as such loss, damage or expense arises from the performance of Custodian's duties hereunder by reason of Custodian's reliance upon records that were maintained for Customer by entities other than Custodian prior to Custodian's employment under this Agreement.

         If  Custodian  does  not  exercise  reasonable  care,  Custodian  shall indemnify Customer for any losses, damages, costs and expenses (including, without limitation, the fees and expenses of counsel) incurred by Customer and arising out of action taken or omitted without reasonable care by Custodian hereunder or under any Instructions.

         17. Investment Limitations and Legal or Contractual Restrictions or Regulations. Neither Custodian nor any SUBCUSTODIANS shall be liable to Customer or a Portfolio and Customer agrees to indemnify Custodian, all Subcustodians and their nominees, for any loss, damage or expense suffered or incurred by Custodian, any Subcustodian or their nominees arising out of any violation of any investment restriction or other restriction or limitation applicable to Customer or any Portfolio pursuant to any contract or any law or regulation.


         18. Fees and Expenses. Customer agrees to pay to Custodian such compensation for its services pursuant to this Agreement as may be mutually agreed upon in writing from time to time and Custodian's reasonable out-of-pocket or incidental expenses in connection with the performance of this Agreement, including (but without limitation) reasonable legal fees as described herein and/or deemed necessary in the judgment of Custodian to keep safe or protect the Property in the Account. The initial fee schedule is attached hereto as Exhibit B. Such fees will not be abated by, nor shall Custodian be required to account for, any profits or commissions received by Custodian in connection with its provision of custody services under this agreement. Customer hereby agrees to hold Custodian harmless from any liability or loss resulting from any taxes or other governmental charges, and any expense related thereto, which may be imposed, or assessed with respect to any Property in an Account and also agree to hold Custodian, its Subcustodians, and their respective nominees harmless from any liability as a record holder of Property in such Account. Custodian is authorized to charge the applicable Account for such items, and Custodian shall have a lien on the Property in the applicable Account for any amount payable to Custodian under this Agreement, including but not limited to amounts payable pursuant to Section 13 and pursuant to indemnities granted by Customer under this Agreement.


         19. Tax Reclaims. With respect to withholding taxes deducted and which may be deducted from any income received from any Property in an Account, Custodian shall perform such services with respect thereto as are described in the applicable Service Standards and shall in connection therewith be subject to the standard of care set forth in such Service Standards. Such standard of care shall not be affected by any other term of this Agreement.


         20. Amendment, Modifications, etc. No provision of this Agreement may be amended, modified or waived except in a writing signed by the parties hereto (except that Exhibit D may be amended as provided in Section 4 hereof and Exhibit B may be amended as provided for therein). In addition, any amendment to Sections 8(c), 8(d), 16, 17, 24, 27 and 28 of this Agreement shall require the written consent of Bankers Trust. No waiver of any provision hereto shall be deemed a continuing waiver unless it is so designated. No failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.


         21.      Termination.


         (a) This Agreement may be terminated by Customer or Custodian by ninety
(90) days' written notice to the other; provided that notice by Customer shall specify the names of the persons to whom Custodian shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid. If notice of termination is given by Custodian, Customer shall, within ninety (90) days following the giving of such notice, deliver to Custodian a written notice specifying the names of the persons to whom Custodian shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid. In either case, Custodian will deliver such Property to the persons so specified, after deducting therefrom any amounts that Custodian determines to be owed to it hereunder. In addition, Custodian may in its discretion withhold from such delivery such Property as may be necessary to settle transactions pending at the time of such delivery. Customer grants to Custodian a lien and right of setoff against the Account and all Property held therein from time to time in the full amount of the foregoing obligations. If within ninety (90) days following the giving of a notice of termination by Custodian, Custodian does not receive the aforementioned written notice specifying the names of the persons to whom Custodian shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid, Custodian, at its election, may deliver such Securities and pay such Cash to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions of this Agreement, or may continue to hold such Securities and Cash until a written notice as aforesaid is delivered to Custodian, provided that from and after the ninetieth day Custodian's obligations shall be limited to safekeeping.


         (b) This Agreement may be terminated by Customer or Custodian as to one or more Portfolios (but less than all of the Portfolios) by delivery of an amended Exhibit A deleting such Portfolios, in which case termination as to such deleted Portfolios shall take effect ninety (90) days after the date of such delivery, or such earlier time as mutually agreed. The execution and delivery of an amended Exhibit A that deletes one or more Portfolios shall constitute a termination of this Agreement only with respect to such deleted Portfolio(s), shall be governed by Section 21(a) as to the identification of a successor custodian and the delivery of Cash and Securities of the Portfolio(s) so deleted to such successor custodian, and shall not affect the obligations of Custodian and Customer hereunder with respect to the other Portfolios set forth in Exhibit A, as amended from time to time.

         (c) Sections 16, 17, 18, 27 and 30 shall survive the termination of this Agreement as to one or more or all Portfolios.

         22. Notices. Except as otherwise provided in this Agreement, all requests, demands or other communications between the parties or notices in connection herewith (a) shall be in writing, hand delivered or sent by registered mail, telex or facsimile addressed to such other address as shall have been furnished by the receiving party pursuant to the provisions hereof and (b) shall be deemed effective when received, or, in the case of a telex, when sent to the proper number and acknowledged by a proper answerback.

         23. Several Obligations of the Portfolios. With respect to any obligations of Customer on behalf of each Portfolio and each of its related Accounts arising out of this Agreement, Custodian shall look for payment or satisfaction of any obligation solely to the assets and property of the Portfolio and such Accounts to which such obligation relates as though Customer had separately contracted with Custodian by separate written instrument with respect to each Portfolio and its related Accounts.

         24. Security for Payment. To secure payment of all obligations due hereunder, Customer hereby grants to Custodian a continuing security interest in and right of setoff against each Account and all Property held therein from time to time in the full amount of such obligations; provided that, if there is more than one Account and the obligations secured pursuant to this Section can be allocated to a specific Account or the Portfolio related to such Account, such security interest and right of setoff will be limited to Property held for that Account only and its related Portfolio. Should Customer fail to pay promptly any amounts owed hereunder, Custodian shall be entitled to use available Cash in the Account or applicable Account, as the case may be, and to dispose of Securities in the Account or such applicable Account as is necessary. In any such case and without limiting the foregoing, Custodian shall be entitled to take such other actions or exercise such other options, powers and rights as Custodian now or hereafter has as a secured creditor under the UCC or any other applicable law, including, without limitation, granting to any Subcustodian a security interest in such Accounts on terms similar to those set forth in this Section 24.

         25.      Representations and Warranties.


         (a)      Customer hereby represents and warrants to Custodian that:


                  (i) the employment of Custodian and the allocation of fees, expenses and other charges to any Account as herein provided, is not prohibited by law or any governing documents or contracts to which it is subject;

                  (ii)     the  terms  of  this   Agreement  do not violate  any
                           obligation by which Customer is bound, whether arising by contract, operation of law or otherwise;

                  (iii) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon Customer and each Portfolio in accordance with its terms; and

                  (iv) it will deliver to Custodian a duly executed Secretary's Certificate in the form of Exhibit C hereto or such other evidence of such authorization as Custodian may reasonably require, whether by way of a certified resolution or otherwise.

         (b)      Custodian hereby represents and warrants to Customer that:


                  (i) the terms of this Agreement do not violate any obligation by which Custodian is bound, whether arising by contract, operation of law or otherwise;

                  (ii) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon Custodian in accordance with its terms;


                  (iii) it will deliver to Customer such evidence of such authorization as Customer may reasonably require, whether by way of a certified resolution or otherwise;


                  (iv) it is qualified as a custodian under Section 26(a) of the 1940 Act and that it will remain so qualified or upon ceasing to be so qualified shall promptly notify Customer in writing; and

                  (v) it is taking steps (a) believed by it in good faith to be reasonably designed to address the risk that critical computer systems and equipment containing the embedded microchips that it uses relating to its operations (the "Systems") may be unable to process properly and calculate date-related information and data from and after January 1, 2000 (the "Year 2000 Problem"), and (b) to obtain assurances deemed reasonable by Custodian that its material service providers, including each Subcustodian, Securities System, agent or other financial institution employed by Custodian to provide services to Customer under this Agreement, are taking reasonable steps to address the Year 2000 Problem. Custodian reasonably expects that the effects of the Year 2000 Problem should not result in a material adverse effect on the business, financial condition or ability to timely perform any of its material obligations under this Agreement (a "Material Adverse Effect"). In addition, Custodian agrees to notify Customer promptly if it has reason to believe that a Material Adverse Effect is likely to result from a Year 2000 Problem with respect to Custodian or its material service providers.



         26. Governing Law and Successors and Assigns. This Agreement shall be governed by the law of the State of New York and shall not be assignable by either party, but shall bind the successors in interest of Customer and Custodian.

         27. Third-Party Beneficiary. Customer hereby acknowledges and agrees that with respect to the Accounts:


         (a) Custodian is authorized to appoint Bankers Trust as a master Subcustodian pursuant to the Master Subcustodian Agreement.

         (b) As an inducement to Bankers Trust to act as a master Subcustodian, Customer authorizes the Custodian to bind the Customer to those terms of the Master Subcustodian Agreement, including Section 23 thereof, which will obligate the Customer to pay obligations of each Portfolio for Property custodied pursuant to the Master Subcustodian Agreement.

         (c) Bankers Trust may rely, as fully as if it were a party hereto and named as "Custodian" herein, on the representations, warranties, covenants and indemnities of Customer set forth in Sections 8(d), 16, 17, 24 and 28 of this Agreement.


         28. Representative Capacity and Binding Obligation. A copy of the Declaration of Trust of Customer is on file with the Secretary of State of the State of Delaware (and a copy of the Trust Instrument of Customer is on file with Customer's secretary). Notice is hereby given that this Agreement is not executed on behalf of the Trustees of Customer as individuals, and the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of Customer individually but are binding only upon the assets and property of the Portfolios.


         Custodian agrees that no shareholder, trustee or officer of Customer may be held personally liable or responsible for any obligations of Customer arising out of this Agreement.

         29. Submission to Jurisdiction. Any suit, action or proceeding arising out of this Agreement may be instituted in any State or Federal court sitting in the City of New York, State of New York, United States of America, and Custodian and Customer each irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding and waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding was brought in an inconvenient forum.

         30. Confidentiality. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this

Agreement, or that is required or requested to be disclosed by any bank or other regulatory examiner of Custodian, Customer, or any Subcustodian, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

         31. Severability. If any provision of this Agreement is determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provision of this Agreement.

         32. Entire Agreement. This Agreement together with its Exhibits, contains the entire agreement between the parties relating to the subject matter hereof and supersedes any oral statements and prior writings with respect thereto.

         33. Headings. The headings of the section hereof are included for convenience of reference only and do not form a part of this Agreement.

         34. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties hereto.

         IN WITNESS WHEREOF, each of the parties has caused its duly authorized signatories to execute this Agreement as of the date first written above.

                                                        FORUM TRUST, LLC

                                                        By:/s/ John Y. Keffer
                                                        Name: John Y. Keffer
                                                        Title: President

                                                        FORUM FUNDS

                                                        By:/s/ Mark D. Kaplan
                                                        Name: Mark D. Kaplan
                                                        Title: Vice President

                               CUSTODIAN AGREEMENT

                                    EXHIBIT A

                               LIST OF PORTFOLIOS

Investors Bond Fund                           Investors Equity Fund
Investors High Grade Bond Fund                Investors Growth Fund
TaxSaver Bond Fund                            Small Company Opportunities Fund
Maine Municipal Bond Fund                     Oak Hall Small Cap Contrarian Fund
New Hampshire Bond Fund                       Austin Global Equity Fund
Payson Value Fund                             Polaris Global Value Fund
Payson Balanced Fund                          BIA Growth Equity Fund
                                              BIA Small-Cap Growth Fund

                                                    FORUM TRUST, LLC

                                                    By:  /s/ John Y. Keffer
                                                    Name: John Y. Keffer
                                                    Title: President

                                                    FORUM FUNDS

                                                    By: /s/ Mark D. Kaplan
                                                    Name: Mark D. Kaplan
                                                    Title: Vice President

                               CUSTODIAN AGREEMENT

                                    EXHIBIT A

                                                 LIST OF PORTFOLIOS





Investors Bond Fund                          Investors Equity Fund
Investors High Grade Bond Fund               Investors Growth Fund
TaxSaver Bond Fund                           Austin Global Equity Fund
Maine TaxSaver Bond Fund                     Polaris Global Value Fund
New Hampshire TaxSaver Bond Fund             BrownIA Growth Equity Fund
Payson Value Fund                            BrownIA Small-Cap Growth Fund
Payson Balanced Fund                         BrownIA Maryland Bond Fund
                                             Mastrapasqua Growth Value Fund
                                             The Advocacy Fund

As amended and approved by the Board of Trustees of Forum Funds on November 14, 2000.



                                                              FORUM TRUST, LLC

                                                              By:
                                                                -
                                                              Name:
                                                              Title:

                                                              FORUM FUNDS

                                                              By:
                                                              Name:
                                                              Title:

                               CUSTODIAN AGREEMENT

                                    EXHIBIT B


FEE SCHEDULE

This Exhibit B shall be amended upon delivery by Custodian of a new Exhibit B to Customer and acceptance thereof by Customer and shall be effective as of the date of acceptance by Customer or a date agreed upon between Custodian and Customer.

                           1. ACCOUNT MAINTENANCE FEES

         DOMESTIC CUSTODY ACCOUNTS                   $3,600 PER ACCOUNT PER YEAR

         GLOBAL CUSTODY ACCOUNTS                     $8,000 PER ACCOUNT PER YEAR


                            2. DOMESTIC CUSTODY FEES

A.       SAFEKEEPING CHARGES


               Assets                            Annual


            UNDER CUSTODY                        ASSET FEE

           $0 - $1 Billion                     1 Basis Point
           $1 - $2 Billion                   0.75 Basis Points
           $2 - $6 Billion                   0.50 Basis Points
            $6 Billion +                     0.25 Basis Points

b.       Transaction Charges

                                                                   Cost Per

         Transaction Type                                         Transaction
         DTC                                                          $12
         Federal Book Entry                                           $10
         PTC                                                          $10
         Physicals                                                    $25
         Maturities (Depository)                                      $10
         Maturities (Physical)                                        $25
         P&I Payments (Book Entry)                                     $3
         P&I Payments (Physical)                                      $10
         Fed Wires (from Custody account)                              $8
         SHE (Shares Held Elsewhere) Trades                           $25
         Forum Money Market Funds                                      $3

      3. GLOBAL CUSTODY FEES (SAFEKEEPING & TRANSACTION CHARGES BY MARKET)

                                         Annual              Receive and Deliver

         COUNTRY                        ASSET FEE                TRANSACTIONS
         -------                        ---------                ------------
         Argentina                   40 Basis Points                 $100
         Australia                   4 Basis Points                   $50
         Austria                     7 Basis Points                   $75
         Bangladesh                  45 Basis Points                 $150
         Belgium                     5 Basis Points                   $60
         Botswana                    55 Basis Points                 $150
         Brazil                      35 Basis Points                  $70
         Canada                      4 Basis Points                   $20
         Cedel/Euroclear             4 Basis Points                   $20
         Chile                       35 Basis Points                  $80
         China                       35 Basis Points                  $75
         Colombia                    40 Basis Points                 $100
         Czech Republic              25 Basis Points                  $70
         Denmark                     5 Basis Points                   $50
         Ecuador                     50 Basis Points                 $100
         Egypt                       50 Basis Points                  $80
         Finland                     12 Basis Points                  $75
         France                      7 Basis Points                   $50
         Germany                     4 Basis Points                   $30
         Ghana                       55 Basis Points                 $150
         Greece                      40 Basis Points                 $120
         Hong Kong                   7 Basis Points                   $30
         Hungary                     50 Basis Points                 $150
         India (Physical)            65 Basis Points                 $200
         India (Dematerialized)      30 Basis Points                 $140
         Indonesia                   10 Basis Points                  $35
         Ireland                     7 Basis Points                   $50
         Israel                      45 Basis Points                  $50
         Italy                       4 Basis Points                   $50
         Japan                       4 Basis Points                   $35
         Jordan                      35 Basis Points                 $100
         Kenya                       55 Basis Points                 $150
         Luxembourg                  5 Basis Points                   $60
         Malaysia                    9 Basis Points                   $50
         Mauritius                   55 Basis Points                 $140
         Mexico                      7 Basis Points                   $30
         Morocco                     35 Basis Points                 $130
         Netherlands                 5 Basis Points                   $45
         New Zealand                 5 Basis Points                   $50

                                        Annual               Receive and Deliver

         COUNTRY                        ASSET FEE                TRANSACTIONS
         -------                        ---------                ------------
         Norway                      7 Basis Points                   $50
         Pakistan                    35 Basis Points                 $150
         Peru                        55 Basis Points                 $100
         Philippines                 10 Basis Points                  $30
         Poland                      50 Basis Points                 $100
         Portugal                    5 Basis Points                   $75
         Russia                      55 Basis Points                 $300
         Singapore                   9 Basis Points                   $50
         Slovakia                    30 Basis Points                 $100
         South Africa                7 Basis Points                   $30
         South Korea                 20 Basis Points                  $50
         Spain                       8 Basis Points                   $50
         Sri Lanka                   14 Basis Points                  $60
         Sweden                      5 Basis Points                   $50
         Switzerland                 4 Basis Points                   $60
         Taiwan                      20 Basis Points                 $100
         Thailand                    9 Basis Points                  $100
         Tunisia                     50 Basis Points                  $50
         Turkey                      20 Basis Points                  $50
         United Kingdom              3 Basis Points                   $15
         United States                1 Basis Point                   $15
         Venezuela                   40 Basis Points                 $100
         Zambia                      55 Basis Points                 $150
         Zimbabwe                    55 Basis Points                 $150

                                    4. NOTES

         The standard global custody service  includes:  (i) asset  safekeeping,
         (ii) trade settlement, (iii) income collection, (iv) corporate action processing (including proxy voting) and (v) tax reclaims (where applicable.)

         Contractual settlement of trades and posting of income will not be offered in Russia due to the uncertainty of transaction settlement efficiencies in the market. Contractual posting of income is not offered in India, Bangladesh, Pakistan or Turkey due to local market practice.

         Strictly domestic accounts (i.e., U.S. assets only) utilize actual settlement and are subject to the guidelines indicated in the Bankers Trust Policies and Standards manual.

         All domestic receipts and tax reclaim refunds are credited to client accounts net of agent's collection fees (where applicable).

         The above fee schedule includes the cost of time spent on the installation of the bank's proprietary software (Globeview, etc.), and one day of training on the system. The fee schedule does not include the cost of any hardware, or the daily communication charges, which will be incurred by using these systems. These costs are borne by Forum.

         Foreign Exchange transactions conducted outside Bankers Trust will be charged $50 per wire transfer.

         Out-of-pocket expenses are borne by Customer. Out-of-pocket expenses include, but are not limited to, stamp charges, duties, application and/or registration fees incurred outside of the United States, the cost of building and/or setting up an interface with your (1) investment managers, or (2) other vendors, as well as postage and legal fees. These charges are passed on at cost.

                               CUSTODIAN AGREEMENT
                                    EXHIBIT C

                         FORM OF SECRETARY'S CERTIFICATE

         I, [Name], hereby certify that I am the Secretary of Forum Funds, a business trust organized under the laws of the State of Delaware (the "Company"), and as such I am duly authorized to, and do hereby, certify that:

         1. Organizational Documents. The Company's organizational documents, and all amendments thereto, have been filed with the appropriate governmental officials of Delaware, the Company continues to be in existence and is in good standing, and no action has been taken to repeal such organizational documents, the same being in full force and effect on the date hereof.

         2. Bylaws. The Company's Bylaws have been duly adopted and no action has been taken to repeal such Bylaws, the same being in full force and effect.

         3. Resolutions. Resolutions have been duly adopted on behalf of the Company, which resolutions (i) have not in any way been revoked or rescinded,
(ii) have been in full force and effect since their adoption, to and including the date hereof, and are now in full force and effect, and (iii) are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein, including, without limitation, confirming that the Company is duly authorized to enter into a certain custody agreement with Forum Trust, LLC (the "Agreement"), and that certain designated officers, including those identified in paragraph 4 of this Certificate, are authorized to execute said Agreement on behalf of the Company, in conformity with the requirements of the Company's organizational documents, Bylaws, and other pertinent documents to which the Company may be bound.

         4. Incumbency. The following named individuals are duly elected (or appointed), qualified, and acting officers of the Company holding those offices set forth opposite their respective names as of the date hereof, each having full authority, acting individually, to bind the Company, as a legal matter, with respect to all matters pertaining to the Agreement, and to execute and deliver said Agreement on behalf of the Company, and the signatures set forth opposite the respective names and titles of said officers are their true, authentic signatures:

         Name                             Title                   Signature

         [Name]                     [Position]

         [Name]                     [Position]

         [Name]                     [Position]

         IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of _______, 19__.

                                                              Forum Funds

                                                              By:
                                                              Name:
                                                              Title:   Secretary

         I, [Name of Confirming Officer], [Title] of the Company, hereby certify that on this ___ day of ________, 19__, [Name of Secretary] is the duly elected Secretary of the Company and that the signature above is his genuine signature.

                                                              Forum Funds

                                                              By:
                                                              Name:
                                                              Title:

                               CUSTODIAN AGREEMENT
                                    EXHIBIT D

                  APPROVED SUBCUSTODIANS AND SECURITIES SYSTEMS

                              Bankers Trust Company

                                                                  Exhibit (g)(2)

                          MASTER SUBCUSTODIAN AGREEMENT


         AGREEMENT dated as of April 20, 1999, between Bankers Trust Company (the "Bank") and Forum Trust, LLC ("Forum" ).

         WHEREAS, Forum provides custodial services to certain open-end, management investment companies registered under the Investment Company Act of 1940 (the "1940 Act") pursuant to custodian agreements entered into between Forum and such companies (each a "Registrant"); and


         WHEREAS, such investment companies may offer one or more series of shares, each of which shall represent an interest in a separate portfolio of Securities and Cash (each as hereinafter defined) (all such existing and additional series now or hereafter listed on Exhibit A being hereafter referred to individually as a "Portfolio" and collectively, as the "Portfolios"); and


         WHEREAS,   Forum   wishes  to  retain  the  Bank  to  provide   certain
sub-custodian services to Forum for the benefit of the Portfolios, and the Bank is willing to provide such services;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:


         1. Employment of the Bank. Forum, on behalf of each Portfolio, hereby employs the Bank as custodian of all Securities and Cash of each Portfolio that are delivered to and accepted by the Bank or any Subcustodian (as that term is defined in Section 4) (the "Property") pursuant to the terms and conditions set forth herein. For purposes of this Agreement, "delivery" of Property shall include the acquisition by Forum of a security entitlement (as that term is defined in the New York Uniform Commercial Code ("UCC")) . Without limitation, such Property shall include stocks and other equity interests of every type, evidences of indebtedness, other instruments representing same or rights or obligations to receive, purchase, deliver or sell same and other non-cash investment property of a Portfolio ("Securities") and cash from any source and in any currency ("Cash"), provided that the Bank shall have the right, in its sole discretion, to refuse to accept as Property any property of a Portfolio that the Bank considers not to be appropriate or in proper form for deposit for any reason. The Bank shall not be responsible for any property of a Portfolio held or received by Forum or others and not delivered to the Bank or any Subcustodian.

         2. Maintenance of Securities and Cash at the Bank and Subcustodian Locations. Pursuant to Instructions (as hereinafter defined in Section 15), Forum shall direct the Bank to (a) settle Securities transactions and maintain Cash in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for payment or where such Securities are acquired and (b) maintain Cash and cash equivalents in such countries in amounts reasonably necessary to effect Forum's transactions in such Securities. Instructions to settle Securities transactions in any country shall be deemed to authorize the holding of such Securities and Cash in that country.

         3. Custody Account. The Bank agrees to establish and maintain one or more custody accounts on its books each in the name of a Portfolio or in the name of Forum on behalf of a Portfolio (each, an "Account") for any and all Property from time to time received and accepted by the Bank or any Subcustodian for the account of such Portfolio. Upon delivery by Forum to the Bank of any acceptable Property belonging to a Portfolio, Forum shall, by Instructions, specifically indicate in which Portfolio such Property belongs or if such Property belongs to more than one Portfolio, shall allocate such Property to the appropriate Portfolios, and the Bank shall allocate such Property to the Accounts in accordance with the Instructions. Forum, on behalf of each Portfolio, acknowledges (i) its responsibility as a principal for all of its obligations to the Bank arising under or in connection with this Agreement, notwithstanding that it may be acting on behalf of other persons, and (ii) warrants its authority to deposit in the appropriate Account any Property received therefor by the Bank or a Subcustodian and to give, and authorize others to give, instructions relative thereto. The Bank may deliver securities of the same class in place of those deposited in the Account.

         The Bank shall hold, keep safe and protect as custodian for each Account all Property in such Account and, to the extent such Property constitutes "financial assets" as defined in the UCC, shall maintain those financial assets in such Account as security entitlements in favor of the Portfolio in whose name the Account is maintained. All transactions, including, but not limited to, foreign exchange transactions, involving the Property shall be executed or settled solely in accordance with Instructions (which shall specifically reference the Account for which such transaction is being settled), except that until the Bank receives Instructions to the contrary, the Bank will:


         (a) collect all interest and dividends and all other income and payments, whether paid in cash or in kind, on the Property, as the same become payable and credit the same to the appropriate Account;

         (b) present for payment all Securities held in an Account that are called, redeemed or retired or otherwise become payable and all coupons and other income items that call for payment upon presentation to the extent that the Bank or Subcustodian is actually aware of such opportunities and hold the cash received in such Account pursuant to this Agreement;

         (c) (i) exchange Securities where the exchange is purely ministerial (including, without limitation, the exchange of temporary securities for those in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the Securities themselves) and (ii) when notification of a tender or exchange offer (other than ministerial exchanges described in (i) above) is received for an Account, endeavor to receive Instructions, provided that if such Instructions are not received in time for the Bank to take timely action, no action shall be taken with respect thereto;

         (d) whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for an Account and such rights entitlement or fractional interest bears an expiration date, if after endeavoring to obtain Instructions such Instructions are not received in time for the Bank to take timely action or if actual notice of such actions was received too late to seek Instructions, sell in the discretion of the Bank (which sale the Bank hereby authorizes the Bank to make) such rights entitlement or fractional interest and credit the Account with the net proceeds of such sale;

         (e) execute in Forum's name for an Account, whenever the Bank deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Property in such Account;

         (f) pay for each Account, any and all taxes and levies in the nature of taxes imposed on interest, dividends or other similar income on the Property in such Account by any governmental authority. In the event there is insufficient Cash available in such Account to pay such taxes and levies, the Bank shall notify Forum of the amount of the shortfall and Forum may, or may cause the Portfolio to, at its option, deposit additional Cash in such Account or take steps to have sufficient Cash available. Forum, on behalf of the Portfolios agrees, when and if requested by the Bank and required in connection with the payment of any such taxes, to cooperate with the Bank in furnishing information, executing documents or otherwise; and

         (g) appoint brokers and agents for any of the ministerial transactions involving the Securities described in (a) - (f), including, without limitation, affiliates of the Bank or any Subcustodian.


         Bank shall provide cash management services to Forum as provided for in Exhibit E hereto.

                  4. Subcustodians and Securities Systems. Forum authorizes and instructs the Bank to maintain the Property in each Account directly in one of its United States ("U.S.") branches or indirectly through custody accounts that have been established by the Bank with the following other securities intermediaries: (a) another U.S. bank or trust company or branch thereof located in the U.S. that is itself qualified under the 1940 Act, to act as custodian, or a non-U.S. branch of the Bank or of any such other bank or trust company (individually, a "U.S. Subcustodian"), or a U.S. securities depository or clearing agency or system in which the Bank or a U.S. Subcustodian participates (individually, a "U.S. Securities System") or (b) one of Bank's majority-owned non-U.S. subsidiaries, a majority-owned subsidiary of a U.S. Subcustodian or a non-U.S. bank or trust company, acting as custodian (individually, a "non-U.S. Subcustodian"; U.S. Subcustodians and non-U.S. Subcustodians, collectively, "Subcustodians"), or a non-U.S. depository or clearing agency or system in which the Bank or any Subcustodian participates (individually, a "non-U.S. Securities System"; U.S. Securities System and non-U.S. Securities System, collectively, "Securities System"), provided that in each case in which a U.S. Subcustodian or U.S. Securities System is employed, each such Subcustodian or Securities System shall have been approved by Instructions; provided further that in each case in which a non-U.S. Subcustodian or non-U.S. Securities System is employed, (a) such Subcustodian or Securities System either is (i) a "qualified U.S. bank" as defined by Rule 17f-5 under the 1940 Act ("Rule 17f-5") or (ii) an "eligible foreign custodian" within the meaning of Rule 17f-5 or such Subcustodian or Securities System is the subject of an order granted by the U.S. Securities and Exchange Commission ("SEC") exempting such agent or the subcustody arrangements thereto from all or part of the provisions of Rule 17f-5 and (b) the identity of the non-U.S. Subcustodian and the agreement between the Bank and such non-U.S. Subcustodian has been approved by Instructions; it being understood that the Bank shall have no liability or responsibility for determining whether the approval of any Subcustodian or Securities System by Instructions is proper under the 1940 Act or any rule or regulation thereunder. Exhibit D attached hereto incorporates by reference all Subcustodians and Securities Systems approved by the parties as of the date hereof.


         Upon receipt of Instructions, the Bank agrees to cease the employment of any Subcustodian or Securities System with respect to Forum, and if desirable and practicable, appoint a replacement Subcustodian or securities system in accordance with the provisions of this Section. In addition, the Bank may, at any time in its discretion, upon written notification to Forum, terminate the employment of any Subcustodian or Securities System.


         The Bank shall deliver to Forum annually a certificate stating: (a) the identity of each non-U.S. Subcustodian and non-U.S. Securities System then acting on behalf of the Bank and the name and address of the governmental agency or other regulatory authority that supervises or regulates such non-U.S Subcustodian and non-U.S. Securities System; (b) the countries in which each non-U.S. Subcustodian or non-U.S. Securities System is located; and (c) if requested by Forum's Board of Directors, or if the Board of Trustees responsible for any Portfolio, directly approves its foreign custody arrangements, such other information relating to such non-U.S. Subcustodians and non-U.S. Securities Systems as may reasonably be requested by Forum to ensure compliance with Rule 17f-5. If requested by Forum's Board of Directors or if the Board of Trustees responsible for any Portfolio directly approves its foreign custody arrangements, the Bank also shall furnish annually to Forum information concerning such non-U.S. Subcustodians and non-U.S. Securities Systems similar in kind and scope as that furnished to Forum in connection with the initial approval of this Agreement. Bank agrees to promptly notify Forum if, in the normal course of its custodial activities, the Bank learns of a material adverse change in the financial condition of a non-U.S. Subcustodian or if a non-U.S. Securities System suffers a material loss of Property, or if the Bank has reason to believe that any non-U.S. Subcustodian or non-U.S. Securities System has ceased to be a qualified U.S. bank or an eligible foreign custodian each within the meaning of Rule 17f-5 or has ceased to be subject to an exemptive order from the SEC.


         5. Use of Subcustodian. With respect to Property in an Account that is maintained by the Bank through a Subcustodian employed pursuant to
Section 4:

         (a) The Bank will identify on its books as belonging to Forum on behalf of a Portfolio, any Property maintained through such Subcustodian.

         (b) Any Property in the Account held by a Subcustodian will be subject only to the instructions of the Bank or its agents.

         (c) Property deposited with a Subcustodian will be maintained in an account holding only assets for clients of the Bank.

         (d) Any agreement the Bank shall enter into with a non-U.S. Subcustodian with respect to maintaining Property shall require that (i) the Account will be adequately indemnified or its losses adequately insured; (ii) the Securities so maintained are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment in accordance with such agreement for their safe custody or administration; (iii) beneficial ownership of such Securities be freely transferable without the payment of money or value other than for safe custody or administration; (iv) adequate records will be maintained identifying the Property maintained pursuant to such Agreement as belonging to the Bank, on behalf of its clients; (v) to the extent permitted by applicable law, officers of or auditors employed by, or other representatives of or designated by, the Bank including the independent public accountants of or designated by, Forum be given access to the books and records of such Subcustodian relating to Property or confirmation of the contents of those records; and (vi) the Bank on behalf of Forum will receive periodic reports with respect to the safekeeping of the Property, including but not limited to notification of any transfer of Property into or out of an Account.


         6. Use of Securities System. With respect to Property in the Account(s) that is maintained by the Bank or any Subcustodian through a Securities System employed pursuant to Section 4:


         (a) The Bank shall, and the Subcustodian will be required by its agreement with the Bank to, identify on its books such Property as being maintained for the account of the Bank or Subcustodian for its clients.


         (b) Any Property maintained through a Securities System for the account of the Bank or a Subcustodian will be subject only to the instructions of the Bank or such Subcustodian, as the case may be.


         (c) Property deposited with a Securities System will be maintained in an account holding only assets for clients of the Bank, as the case may be, unless precluded by applicable law, rule, or regulation.

         (d) The Bank shall provide the Bank with any report obtained by the Bank or Subcustodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

         7. Agents. The Bank may at any time or times in its sole discretion appoint (or remove) as its agent to carry out such of the provisions of this Agreement as the Bank may from time to time direct any other U.S. bank or trust company which is itself qualified under the 1940 Act to act as custodian; provided, however, that the appointment of any agent shall not relieve the Bank of its responsibilities or liabilities hereunder. Bank shall provide reasonable notice to Forum of the appointment or removal of any agent.

         8. Records, Ownership of Property, Statements, Opinions of Independent Certified Public Accountants.


         (a) The ownership of the Property, whether maintained directly by the Bank or indirectly through a Subcustodian or a Securities System as authorized herein, shall be clearly recorded on the Bank's books as belonging to the appropriate Account and not to the Bank. The Bank shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions for each Account. All accounts, books and records of the Bank relating thereto shall be open to inspection and audit at all reasonable times during normal business hours by any person designated by Forum. All such accounts shall be maintained and preserved in the form reasonably requested by Forum. The Bank will supply to Forum from time to time, as mutually agreed upon, a statement in respect to any Property in an Account maintained by the Bank or by a Subcustodian. In the absence of the filing in writing with the Bank by Forum of exceptions or objections to any such statement within sixty (60) days of the mailing thereof, Forum shall be deemed to have approved such statement and in such case or upon written approval of Forum of any such statement, such statement shall be presumed to be for all purposes correct with respect to all information set forth therein.


         (b) The Bank shall take all reasonable action as Forum may request to obtain from year to year favorable opinions from each Portfolio's independent certified public accountants with respect to the Bank's activities hereunder in connection with the preparation of the applicable Registrant's registration statement on Form N-1A and the Portfolio's Form N-SAR or other periodic reports to the SEC and with respect to any other requirements of the SEC.


         (c) At the request of Forum, the Bank shall deliver to Forum a written report prepared by the Bank's independent certified public accountants with respect to the services provided by the Bank under this Agreement, including, without limitation, the Bank's accounting system, internal accounting control and procedures for safeguarding Cash and Securities, including Cash and Securities deposited and/or maintained in a securities system or with a Subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by Forum and as may reasonably be obtained by the Bank. The Bank authorizes Forum to deliver copies of such reports to the applicable Registrants.

         (d) Forum may elect to participate in any of the electronic on-line service and communications systems offered by the Bank that can provide Forum, on a daily basis, with the ability to view on-line or to print on hard copy various reports of Account activity and of Securities and/or Cash being held in any Account. To the extent that such service shall include market values of Securities in an Account, Forum hereby acknowledges that the Bank now obtains and may in the future obtain information on such values from outside sources that the Bank considers to be reliable and Forum agrees that the Bank (i) does not verify or represent or warrant either the reliability of such service nor the accuracy or completeness of any such information furnished or obtained by or through such service and (ii) shall be without liability in selecting and utilizing such service or furnishing any information derived therefrom.

         9. Holding of Securities, Nominees, etc. Securities in an Account that are maintained by the Bank or any Subcustodian may be held directly by such entity in the name of Forum or in bearer form or maintained, on behalf of a Portfolio, in the Bank's or Subcustodian's name or in the name of the Bank's or Subcustodian's nominee. Securities that are maintained through a Subcustodian or which are eligible for deposit in a Securities System as provided above may be maintained with the Subcustodian or the Securities System in an account for Forum, unless prohibited by law, rule, or regulation. The Bank or Subcustodian, as the case may be, may combine certificates representing Securities held in an Account with certificates of the same issue held by Bank or Subcustodian as fiduciary or as a custodian. In the event that any Securities in the name of the Bank or its nominee or held by a Subcustodian and registered in the name of such Subcustodian or its nominee are called for partial redemption by the issuer of such Security, the Bank may, subject to the rules or regulations pertaining to allocation of any Securities System in which such Securities have been deposited, allot, or cause to be allotted, the called portion of the respective beneficial holders of such class of security in any manner the Bank deems to be fair and equitable. Securities maintained with a Securities System shall be maintained subject to the rules of that Securities System governing the rights and obligations among the Securities System and its participants.

         10. Proxies, etc. With respect to any proxies, notices, reports or other communications pertaining to any of the Securities in any Account, the Bank shall perform such services and only such services as are (i) set forth in
Section 3 of this Agreement, (ii) described in the applicable Service Standards (the "Proxy Service") and (iii) as may otherwise be agreed upon between the Bank and Forum. The liability and responsibility of the Bank in connection with the Proxy Service referred to in (ii) of the immediately preceding sentence and in connection with any additional services which the Bank and Forum may agree upon as provided in (iii) of the immediately preceding sentence shall be as set forth in the description of the Proxy Service and as may be agreed upon by the Bank and Forum in connection with the furnishing of any such additional service and shall not be affected by any other term of this Agreement. Neither the Bank nor its nominees or agents shall vote upon or in respect of any of the Securities in an Account, execute any form of proxy to vote thereon, or give any consent or take any action (except as provided in Section 3) with respect thereto except upon the receipt of Instructions.


         11. Segregated Account. To assist Forum in complying with the requirements of the 1940 Act and the rules and regulations thereunder, the Bank shall, upon receipt of Instructions, establish and maintain a segregated account or accounts on its books for and on behalf of a Portfolio.


         12. Settlement Procedures. Securities will be transferred, exchanged or delivered by the Bank or a Subcustodian upon receipt by the Bank of Instructions that include all information required by the Bank. Settlement and payment for Securities received for an Account and delivery of Securities out of such Account may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering Securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Securities from such purchaser or dealer, as such practices and procedures may be modified or supplemented in accordance with the standard operating procedures of the Bank in effect from time to time for that jurisdiction or market. The Bank shall not be liable for any loss which results from effecting transactions in accordance with the customary or established securities trading or securities processing practices and procedures in the applicable jurisdiction or market.

         Notwithstanding that the Bank may settle purchases and sales against, or credit income to, an Account, on a contractual basis, as outlined in the applicable Service Standards as defined below and provided to Forum by the Bank, the Bank may, at its sole option, reverse such credits or debits to the appropriate Account in the event that the transaction does not settle, or the income is not received in a timely manner, and Forum agrees to hold the Bank harmless from any losses that may result therefrom.

         The applicable Service Standards shall be defined as the Global Guide, the Policies and Standards Manual, and any other documents issued by the Bank from time to time specifying the procedures for communicating with Forum, the terms of any additional services to be provided to Forum, and such other matters as may be agreed between Forum and the Bank from time to time. Copies of the current term standards have been delivered to Forum.


         13.      Conditional Credits.


         (a) Notwithstanding any other provision of this Agreement, the Bank shall not be required to comply with any Instructions to settle the purchase of any securities for the Account unless there are sufficient immediately available funds in the relevant currency in the Account, provided that, if, after all expenses, debits and withdrawals of Cash in the relevant currency ("Debits") applicable to the Account have been made and if after all Conditional Credits, as defined below, applicable to the Account have become final entries as set forth in (c) below, the amount of immediately available funds of the relevant currency in such Account is at least equal to the aggregate purchase price of all securities for which the Bank has received Instructions to settle on that date ("Settlement Date"), the Bank, upon settlement, shall credit the Securities to the Account by making a final entry on its books and records.

         (b) Notwithstanding the foregoing, if after all Debits applicable to the Account have been made, the amount of immediately available funds in a given currency in such Account are less than the aggregate purchase price in such currency of all securities for which the Bank has received Instructions to settle on any Settlement Date, the Bank, upon settlement, may credit the securities to the Account by making a conditional entry on its books and records ("Conditional Credit"), pending receipt of sufficient immediately available funds in the relevant currency in the Account.


         (c) If, within a reasonable time from the posting of a Conditional Credit and after all Debits applicable to the Account have been made, immediately available funds in the relevant currency at least equal to the aggregate purchase price in such currency of all securities subject to a Conditional Credit on a Settlement Date are deposited into the Account, the Bank shall make the Conditional Credit a final entry on its books and records. In such case, Forum shall be liable to the Bank only for late charges at a rate that the Bank customarily charges for similar extensions of credit.


         (d) If (i) within a reasonable time from the posting of a Conditional Credit, immediately available funds at least equal to the resultant Debit on a Settlement Date are not deposited in the

Account, or (ii) any Proceeding (as defined below) shall occur, the Bank may sell such of the Securities subject to the Conditional Credit as it selects in its sole discretion and shall apply the net proceeds of such sale to cover such Debit, including related late charges, and any remaining proceeds shall be credited to the Account. If such proceeds are insufficient to satisfy such Debit in full, Forum shall continue to be liable to the Bank for any shortfall. The Bank shall make the Conditional Credit a final entry on its books as to the Securities not required to be sold to satisfy such Debit. Pending payment in full by Forum of the purchase price for Securities subject to a Conditional Credit, and the Bank's making a Conditional Credit a final entry on its books, and, unless consented to by the Bank, Forum shall have no right to give further Instructions in respect of Securities subject to a Conditional Credit. The Bank shall have the sole discretion to determine which Securities shall be deemed to have been paid for by Forum out of funds available in the Account. Any such Conditional Credit may be reversed (and any corresponding Debit shall be canceled) by the Bank unless and until the Bank makes a final entry on its books crediting such Securities to the Account. The term "Proceeding" shall mean any insolvency, bankruptcy, receivership, reorganization or similar proceeding relating to Forum, whether voluntary or involuntary.


         (e) Forum agrees that it will not use the Account to facilitate the purchase of securities without sufficient funds in the Account (which funds shall not include the expected proceeds of the sale of the purchased securities).

         14. Permitted Transactions. Forum agrees that it will cause transactions to be made pursuant to this Agreement only upon Instructions in accordance with Section 15 (but subject to Section 3) and only for the purposes listed below.

         (a) In connection with the purchase or sale of Securities at prices as confirmed by Instructions.

         (b) When Securities are called, redeemed or retired, or otherwise become payable.

         (c) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment.

         (d) Upon conversion of Securities pursuant to their terms into other securities.

         (e) Upon exercise of subscription, purchase or other similar rights represented by Securities.

         (f) For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses.


         (g) In connection with any borrowings by a Portfolio or Forum requiring a pledge of Securities, but only against receipt of amounts borrowed or in order to satisfy requirements for additional or substitute collateral.

         (h) In connection with any loans, but only against receipt of collateral as specified in Instructions which shall reflect any restrictions applicable to a Portfolio or Forum.

         (i) For the purpose of redeeming shares of the capital stock of a Portfolio against delivery of the shares to be redeemed to the Bank, a Subcustodian, Forum or a Portfolio's transfer agent.

         (j) For the purpose of redeeming in kind shares of a Portfolio against delivery of the shares to be redeemed to the Bank, a Subcustodian, Forum, or a Portfolio's transfer agent.

         (k)      For  delivery  in  accordance   with  the  provisions  of  any
                  agreement among Forum, on behalf of a Portfolio, the Portfolio's investment adviser and a broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc., relating to compliance with the rules of The Options Clearing Corporation, the Commodities Futures Trading Commission or of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by a Portfolio.


         (l) For release of Securities to designated brokers under covered call options, provided, however, that such Securities shall be released only upon payment to the Bank of monies for the premium due and a receipt for the Securities which are to be held in escrow. Upon exercise of the option, or at expiration, the Bank will receive the Securities previously deposited from broker. The Bank will act strictly in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper request for such return.

         (m)      For  spot  or  forward   foreign   exchange   transactions  to
                  facilitate   security   trading  or  receipt  of  income  from
                  Securities related transactions.

         (n)      Upon the termination of this Agreement as set forth in Section
                  21.

         (o)      For other proper purposes.

         Forum agrees that the Bank shall have no obligation to verify the purpose for which a transaction is being effected.


         15. Instructions. The term "Instructions" means instructions from Forum in respect of any of the Bank's duties hereunder that have been received by the Bank at its address set forth in Section 22 below (i) in writing (including, without limitation, facsimile transmission) or by tested telex signed or given by such one or more person or persons as Forum shall have from time to time authorized in writing to give the particular class of Instructions in question and whose name and (if applicable) signature and office address have been filed with the Bank, or (ii) which have been transmitted electronically through an electronic on-line service and communications system offered by the Bank or other electronic instruction system acceptable to the Bank, or
(iii) a telephonic or oral communication by one or more persons as Forum shall have from time to time authorized to give the particular class of Instructions in question and whose name has been filed with the Bank; or (iv) upon receipt of such other form of instructions as Forum may from time to time authorize in writing and which the Bank has agreed in writing to accept. Instructions in the form of oral communications shall be confirmed by Forum by tested telex or writing in the manner set forth in clause (i) above, but the lack of such confirmation shall in no way affect any action taken by the Bank in reliance upon such oral instructions prior to the Bank's receipt of such confirmation. Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.


         The Bank shall have the right to assume in the absence of notice to the contrary from Forum that any person whose name is on file with the Bank pursuant to this Section has been authorized by Forum to give the Instructions in question and that such authorization has not been revoked. The Bank may act upon and conclusively rely on, without any liability to Forum or any other person or entity for any losses resulting therefrom, any Instructions reasonably believed by it to be furnished by the proper person or persons as provided above.


         16. Standard of Care. The Bank shall be responsible for the performance of only such duties as are set forth herein or contained in Instructions given to the Bank that are not contrary to the provisions of this Agreement. The Bank will use reasonable care and diligence with respect to the safekeeping of Property in each Account and, except as otherwise expressly provided herein, in carrying out its obligations under this Agreement. So long as and to the extent that it has exercised reasonable care and diligence, the Bank shall not be responsible for the title, validity or genuineness of any Property or other property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon, and may conclusively rely on, without liability for any loss resulting therefrom, any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed or furnished by the proper party or parties, including, without limitation, Instructions, and shall be indemnified by Forum for any losses, damages, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Bank and arising out of action taken or omitted with reasonable care by the Bank hereunder or under any Instructions. The Bank shall be liable to Forum for any act or omission to act of any Subcustodian to the same extent as if the Bank committed such act itself. With respect to a Securities System, the Bank shall only be responsible or liable for losses arising from employment of such Securities System caused by the Bank's own failure to exercise reasonable care; provided that in the event of any such loss, Bank shall take all reasonable steps to enforce such claims as it may have against the Securities System to protect the interests of Forum.

         In the event of any loss to Forum by reason of the failure of the Bank or a Subcustodian to utilize reasonable care, the Bank shall be liable to Forum to the extent of Forum's actual damages at the time such loss was discovered (including, without limitation, reasonable fees and expenses of counsel) without reference to any special conditions or circumstances. In no event shall the Bank be liable for any consequential or special damages.

         The Bank shall be entitled to rely, and may act, on advice of counsel (who may be counsel for the Bank or Forum) on all matters and shall be without liability for any action reasonably taken or omitted in good faith pursuant to such advice, provided that with respect to the performance of any action or omission of any action upon such advice, the Bank shall be required to conform to the standard of care set forth in this Section 16.

         In the event Forum subscribes to an electronic on-line service and communications system offered by the Bank, Forum shall be fully responsible for the security of its connecting terminal, access thereto and the proper and authorized use thereof and the initiation and application of continuing effective safeguards with respect thereto and agrees to defend and indemnify the Bank and hold the Bank harmless from and against any and all losses, damages, costs and expenses (including the fees and expenses of counsel) incurred by the Bank as a result of any improper or unauthorized use of such terminal by Forum or by any others.


         All collections of funds or other property paid or distributed in respect of Securities in an Account, including funds involved in third-party foreign exchange transactions, shall be made at the risk of Forum.


         Subject to the exercise of reasonable care, the Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Bank or by a Subcustodian of any payment, redemption or other transaction regarding Securities in each Account in respect of which the Bank has agreed to take action as provided in Section 3 hereof. The Bank shall not be liable for any loss resulting from, or caused by, or resulting from acts of governmental authorities (whether de jure or de facto), including, without limitation, nationalization, expropriation, and the imposition of currency restrictions; devaluations of or fluctuations in the value of currencies; changes in laws and regulations applicable to the banking or securities industry; market conditions that prevent the orderly execution of securities transactions or affect the value of Property; acts of war, terrorism, insurrection or revolution; strikes or work stoppages; the inability of a local clearing and settlement system to settle transactions for reasons beyond the control of the Bank; hurricane, cyclone, earthquake, volcanic eruption, nuclear fusion, fission or radioactivity, or other acts of God.

         The Bank shall have no liability in respect of any loss, damage or expense suffered by Forum, insofar as such loss, damage or expense arises from the performance of the Bank's duties hereunder by reason of the Bank's reliance upon records that were maintained for Forum by entities other than the Bank prior to the Bank's employment under this Agreement.


         17. Investment Limitations and Legal or Contractual Restrictions or Regulations. The Bank shall not be liable to Forum, a Registrant or a Portfolio for any loss, damage or expense suffered or incurred by the Bank or its nominees arising out of any violation of any investment restriction or other restriction or limitation applicable to a Registrant or any Portfolio pursuant to any contract or any law or regulation.


         18. Fees and Expenses. Forum agrees to pay to the Bank such compensation for its services pursuant to this Agreement as may be mutually agreed upon in writing from time to time and the Bank's reasonable out-of-pocket or incidental expenses in connection with the performance of this Agreement, including (but without limitation) reasonable legal fees as described herein and/or deemed necessary in the judgment of the Bank to keep safe or protect the Property in the Account. The initial fee schedule is attached hereto as Exhibit
B. Such fees will not be abated  by,
nor shall the Bank be required to account for, any profits or commissions received by the Bank in connection with its provision of custody services under this agreement. Forum hereby agrees to hold the Bank harmless from any liability or loss resulting from any taxes or other governmental charges, and any expense related thereto, which may be imposed, or assessed with respect to any Property in an Account and also agree to hold the Bank, its Subcustodians, and their respective nominees harmless from any liability as a record holder of Property in such Account. The Bank is authorized to charge the applicable Account for such items, and the Bank shall have a lien on the Property in the applicable Account for any amount payable to the Bank under this Agreement, including but not limited to amounts payable pursuant to Section 13 and pursuant to indemnities granted by Forum under this Agreement.


         19. Tax Reclaims. With respect to withholding taxes deducted and which may be deducted from any income received from any Property in an Account, the Bank shall perform such services with respect thereto as are described in the applicable Service Standards and shall in connection therewith be subject to the standard of care set forth in such Service Standards. Such standard of care shall not be affected by any other term of this Agreement.

         20. Amendment, Modifications, etc. No provision of this Agreement may be amended, modified or waived except in a writing signed by the parties hereto (except that Exhibit B may be amended as provided for therein). No waiver of any provision hereto shall be deemed a continuing waiver unless it is so designated. No failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

         21.      Termination.


         (a) This  Agreement  may be  terminated  by Forum or the Bank by ninety
(90) days' written notice to the other; provided that notice by Forum shall specify the names of the persons to whom the Bank shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid. If notice of termination is given by the Bank, Forum shall, within ninety (90) days following the giving of such notice, deliver to the Bank a written notice specifying the names of the persons to whom the Bank shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid. In either case, the Bank will deliver such Property to the persons so specified, after deducting therefrom any amounts that the Bank determines to be owed to it hereunder. In addition, the Bank may in its discretion withhold from such delivery such Property as may be necessary to settle transactions pending at the time of such delivery. Forum grants to the Bank a lien and right of setoff against the Account and all Property held therein from time to time in the full amount of the foregoing obligations. If within ninety (90) days following the giving of a notice of termination by the Bank, the Bank does not receive the aforementioned written notice specifying the names of the persons to whom the Bank shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid, the Bank, at its election, may deliver such Securities and pay such Cash to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions of this Agreement, or may continue to hold such Securities and Cash until a written notice as aforesaid is delivered to the Bank, provided that from and after the ninetieth day the Bank's obligations shall be limited to safekeeping.

         (b) This Agreement may be terminated by Forum or the Bank as to one or more Portfolios (but less than all of the Portfolios) by delivery of an amended Exhibit A deleting such Portfolios, in which case termination as to such deleted Portfolios shall take effect ninety (90) days after the date of such delivery, or such earlier time as mutually agreed. The execution and delivery of an amended Exhibit A that deletes one or more Portfolios shall constitute a termination of this Agreement only with respect to such deleted Portfolio(s), shall be governed by the preceding provisions of Section 21 as to the identification of a successor custodian and the delivery of Cash and Securities of the Portfolio(s) so deleted to such successor custodian, and shall not affect the obligations of the Bank and Forum hereunder with respect to the other Portfolios set forth in Exhibit A, as amended from time to time.


         (c) Sections 16, 17, 18, 28 and 30 shall survive the termination of this Agreement as to one or more or all Portfolios.


         22. Notices. Except as otherwise provided in this Agreement, all requests, demands or other communications between the parties or notices in connection herewith (a) shall be in writing, hand delivered or sent by registered mail, telex or facsimile addressed to such other address as shall have been furnished by the receiving party pursuant to the provisions hereof and
(b) shall be deemed effective when received, or, in the case of a telex, when sent to the proper number and acknowledged by a proper answerback.


         23. Several Obligations of the Portfolios. With respect to any obligations of Forum on behalf of each Portfolio and each of its related
Accounts arising out of this Agreement, the Bank shall look for payment or satisfaction of any obligation solely to the assets and property of the Portfolio and such Accounts to which such obligation relates as though Forum had separately contracted with the Bank by separate written instrument with respect to each Portfolio and its related Accounts. Forum represents and warrants that it has been authorized by each Registrant under its Custodian Agreement or Custodial Services Agreement with such Registrant to enter into an agreement with the Bank which will obligate such Registrant to be liable to the Bank for any and all obligations of any Portfolio whose securities are offered by such Registrant arising out of Property of such Portfolio custodied hereunder.


         24. Security for Payment. To secure payment of all obligations due hereunder, Forum hereby grants to the Bank a continuing security interest in and right of setoff against each Account and all Property held therein from time to time in the full amount of such obligations; provided that, if there is more than one Account and the obligations secured pursuant to this Section can be allocated to a specific Account or the Portfolio related to such Account, such security interest and right of setoff will be limited to Property held for that Account only and its related Portfolio. Should Forum fail to pay promptly any amounts owed hereunder, the Bank shall be entitled to use available Cash in the Account or applicable Account, as the case may be, and to dispose of Securities in the Account or such applicable Account as is necessary. In any such case and without limiting the foregoing, the Bank shall be entitled to take such other actions or exercise such other options, powers and rights as the Bank now or hereafter has as a secured creditor under the UCC or any other applicable law.

         25.      Representations and Warranties.


         (a) Forum hereby represents and warrants to the Bank in its own capacity as Custodian and on behalf of each Registrant to the extent applicable to each Registrant that:


                  (i) the employment of the Bank and the allocation of fees, expenses and other charges to any Account as herein provided, is not prohibited by law or any governing documents or contracts to which it is subject;


                  (ii) the terms of this Agreement do not violate any obligation by which Forum is bound whether arising by contract, operation of law or otherwise;

                 (iii) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon Forum and each Portfolio in accordance with its terms;


                  (iv) it will deliver to the Bank such evidence of such authorization as the Bank may reasonably require, whether by way of a certified resolution or otherwise;


                  (v) it has delivered to Bank a true and correct copy of each custodian agreement or custodial services agreement between it and each Registrant and each amendment to each such agreement;

                  (vi)     the  Bank  may  rely,  as fully as if it were a party
                           thereto,   on   the   representations,    warranties,
                           covenants and indemnities of each Registrant, on behalf of the applicable Portfolios, set forth in Sections 8(d), 16, 17, 24 and 28 of each agreement referred to in the foregoing representation;

                  (vii) it will deliver to the Bank a duly executed Secretary's Certificate in the form provided for in each custodian agreement or custodial services agreement between Forum and each Registrant or such other evidence of such authorization as the Bank may reasonably require, whether by way of a certified resolution or otherwise; and

                  (viii) it is qualified as a custodian under Section 26(a) of the 1940 Act and warrants that it will remain so qualified or upon ceasing to be so qualified shall promptly notify the Bank in writing.


         (b)      The Bank hereby represents and warrants to Forum that:


                  (i) the terms of this Agreement do not violate any obligation by which Bank is bound, whether arising by contract, operation of law or otherwise;

                  (ii) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon Bank in accordance with its terms;


                  (iii) it will deliver to Forum such evidence of such authorization as Forum may reasonably require, whether by way of a certified resolution or otherwise; and

                  (iv) it is qualified as a custodian under Section 26(a) of the 1940 Act and warrants that it will remain so qualified or upon ceasing to be so qualified shall promptly notify Forum in writing.


         26.      Year 2000 Readiness Disclosure.

         (a) The Bank warrants that the Bank's Software which is used to perform the services provided by the Bank under this Agreement is Year 2000 Compliant (as defined below). The term Bank's Software shall mean AIMS, MARS, BTWorld, Globe*View, Globenet and Polaris. Third party software which is also used as part of the services provided by the Bank under this Agreement has been tested at the Bank and found to function in a Year 2000 compliant manner at the Bank; however the Bank does not warrant or assume any responsibility for the Year 2000 compliance of the third party software. Any Year 2000 Compliance determination is made to the Bank's best belief and ability to so determine, based on testing of the Bank's Software within the Bank's own environment as well as scenarios designed to duplicate certain industry environments. Forum acknowledges that to the extent that Forum's system utilizes other software applications, programs and codes, as well as interfaces and data from sources other than the Bank, and to the extent that the Bank uses software from third parties, it may affect the performance of the Bank's Software and there is no assurance that the Bank's Software will operate on Forum's system in a manner that is Year 2000 Compliant.

         (b) For purposes of this Section, "Year 2000 Compliant" or "Year 2000 Compliance" shall mean that the Bank's Software shall be able to process date data, without creating any material logical or mathematical inconsistencies, from, into and between 1999 and 2000 and the twentieth and twenty-first centuries.

         (c) If the Bank is in breach of any of its obligations under subsection (a) of this Section, then Forum may, as its sole remedies (1) terminate this Agreement and (2) with respect to any such breach, Forum shall have the right to seek repayment of any service fees paid over the previous six months. The Bank shall have absolutely no liability to Forum for any direct, indirect, incidental or consequential damages (even if advised of the possibility of same), or punitive damages, in connection with the failure of the services provided to be Year 2000 Compliant.

         27. Governing Law and Successors and Assigns. This Agreement shall be governed by the law of the State of New York and shall not be assignable by either party, but shall bind the successors in interest of Forum and the Bank.

         28. Publicity. Forum shall furnish to Bank prior to any distribution thereof, copies of any material prepared by each Registrant for distribution to any persons other than Registrant, Registrant's service providers, Forum and Bank that refer in any way to the Bank. Forum shall not distribute or permit the distribution of such materials if Bank reasonably objects in writing within five
(5) business days of receipt thereof (or such other time as may be mutually agreed) after receipt thereof; provided, however, that Forum shall be permitted to include the name of Bank and its position as subcustodian to each Portfolio in each Registrant's registration statement and other filings with the SEC.


         29. Submission to Jurisdiction. Any suit, action or proceeding arising out of this Agreement may be instituted in any State or Federal court sitting in the City of New York, State of New York, United States of America, and the Bank and Forum each irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding and waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding was brought in an inconvenient forum.


         30. Confidentiality. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required or requested to be disclosed by any bank or other regulatory examiner of the Bank, Forum, or any Subcustodian, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.


         31. Severability. If any provision of this Agreement is determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provision of this Agreement.

         32. Entire Agreement. This Agreement together with any Exhibits attached hereto, contains the entire agreement between the parties relating to the subject matter hereof and supersedes any oral statements and prior writings with respect thereto.

         33. Headings. The headings of the paragraph hereof are included for convenience of reference only and do not form a part of this Agreement.

         34. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties hereto.

         IN WITNESS WHEREOF, each of the parties has caused its duly authorized signatories to execute this Agreement as of the date first written above.

                                                      BANKERS TRUST COMPANY


                                                      By:
                                                      Name:
                                                      Title:

                                                      FORUM TRUST, LLC

                                                      By:
                                                      Name: John Y. Keffer
                                                      Title: President

                           MASTER SUBCUSTODY AGREEMENT
                                    EXHIBIT A

                               LIST OF PORTFOLIOS

The Cutler Trust
         Cutler Equity Income Fund
         Cutler Approved List Equity Fund

The CRM Funds
         Small Cap Value Fund
         Mid Cap Value Fund
         Large Cap Value Fund
         Value Fund


Sound Shore Fund, Inc.
         Sound Shore Fund


Forum Funds

    Investors Bond Fund                     Investors Equity Fund
    Investors High Grade Bond Fund          Investors Growth Fund
    TaxSaver Bond Fund                      Austin Global Equity Fund
    Maine TaxSaver Bond Fund                Polaris Global Value Fund
    New Hampshire TaxSaver Bond Fund        BrownIA Growth Equity Fund
    Payson Value Fund                       BrownIA Small-Cap Growth Fund
    Payson Balanced Fund                    BrownIA Maryland Bond Fund
    The Advocacy Fund



                                                        BANKERS TRUST COMPANY


                                                        By:
                                                        Name:
                                                        Title:

                                                        FORUM TRUST, LLC

                                                        By:
                                                        Name: John Y. Keffer
                                                        Title: President

                           MASTER SUBCUSTODY AGREEMENT
                                    EXHIBIT B


FEE SCHEDULE

This Exhibit B shall be amended upon delivery by Bank of a new Exhibit B to Forum and acceptance thereof by Forum and shall be effective as of the date of acceptance by Forum or a date agreed upon between Bank and Forum.


                           1. ACCOUNT MAINTENANCE FEES

         DOMESTIC CUSTODY ACCOUNTS                   $2,400 PER ACCOUNT PER YEAR

         GLOBAL CUSTODY ACCOUNTS                     $6,000 PER ACCOUNT PER YEAR


                            2. DOMESTIC CUSTODY FEES

a.       SAFEKEEPING CHARGES

               ASSETS                             ANNUAL
            UNDER CUSTODY                        ASSET FEE
           $0 - $1 Billion                     1 Basis Point
           $1 - $2 Billion                   0.75 Basis Points
           $2 - $6 Billion                   0.50 Basis Points
            $6 Billion +                     0.25 Basis Points

b.       Transaction Charges

                                                                   Cost Per
         Transaction Type                                         Transaction
         DTC ID Affirmed                                               $6
         DTC Non ID                                                   $10
         Federal Book Entry                                           $10
         PTC                                                          $10
         Physicals                                                    $25
         Maturities (Depository)                                      $10
         Maturities (Physical)                                        $25
         P&I Payments (Book Entry)                                     $3
         P&I Payments (Physical)                                      $10
         Fed Wires (from Custody account)                              $8
         SHE (Shares Held Elsewhere) Trades                           $25
         Forum Money Market Funds                                      $3

         A surcharge of $15 will be added for the processing of any facsimile instructions with the exception of same day trade investments into a money market fund advised by an affiliate of Forum.

3.       GLOBAL CUSTODY FEES (SAFEKEEPING & TRANSACTION CHARGES BY MARKET)

                                         ANNUAL              RECEIVE AND DELIVER
         COUNTRY                        ASSET FEE                TRANSACTIONS
         -------                        ---------                ------------
         Argentina                   35 Basis Points                 $100
         Australia                   3 Basis Points                   $50
         Austria                     5 Basis Points                   $75
         Bangladesh                  40 Basis Points                 $150
         Belgium                     4 Basis Points                   $60
         Botswana                    50 Basis Points                 $150
         Brazil                      30 Basis Points                  $70
         Canada                      3 Basis Points                   $20
         Cedel/Euroclear             3 Basis Points                   $20
         Chile                       30 Basis Points                  $80
         China                       30 Basis Points                  $75
         Colombia                    35 Basis Points                 $100
         Czech Republic              20 Basis Points                  $70
         Denmark                     4 Basis Points                   $50
         Ecuador                     45 Basis Points                 $100
         Egypt                       45 Basis Points                  $80
         Finland                     10 Basis Points                  $75
         France                      5 Basis Points                   $50
         Germany                     3 Basis Points                   $30
         Ghana                       50 Basis Points                 $150
         Greece                      35 Basis Points                 $120
         Hong Kong                   5 Basis Points                   $30
         Hungary                     45 Basis Points                 $150
         India (Physical)            60 Basis Points                 $200
         India (Dematerialized)      25 Basis Points                 $140
         Indonesia                   8 Basis Points                   $35
         Ireland                     5 Basis Points                   $50
         Israel                      40 Basis Points                  $50
         Italy                       3 Basis Points                   $50
         Japan                       3 Basis Points                   $35
         Jordan                      30 Basis Points                 $100
         Kenya                       50 Basis Points                 $150
         Luxembourg                  4 Basis Points                   $60
         Malaysia                    7 Basis Points                   $50
         Mauritius                   50 Basis Points                 $140
         Mexico                      5 Basis Points                   $30
         Morocco                     30 Basis Points                 $130
         Netherlands                 4 Basis Points                   $45
         New Zealand                 4 Basis Points                   $50

3.       GLOBAL CUSTODY FEES (SAFEKEEPING & TRANSACTION CHARGES BY MARKET)
         (CONTINUED)

                                         ANNUAL              RECEIVE AND DELIVER

         Country                        Asset Fee                Transactions

         Norway                      5 Basis Points                   $50
         Pakistan                    30 Basis Points                 $150
         Peru                        50 Basis Points                 $100
         Philippines                 8 Basis Points                   $30
         Poland                      45 Basis Points                 $100
         Portugal                    4 Basis Points                   $75
         Russia                      50 Basis Points                 $300
         Singapore                   7 Basis Points                   $50
         Slovakia                    25 Basis Points                 $100
         South Africa                5 Basis Points                   $30
         South Korea                 15 Basis Points                  $50
         Spain                       6 Basis Points                   $50
         Sri Lanka                   12 Basis Points                  $60
         Sweden                      4 Basis Points                   $50
         Switzerland                 3 Basis Points                   $60
         Taiwan                      15 Basis Points                 $100
         Thailand                    7 Basis Points                  $100
         Tunisia                     45 Basis Points                  $50
         Turkey                      15 Basis Points                  $50
         United Kingdom              2 Basis Points                   $15
         United States               1 Basis Points                   $15
         Venezuela                   35 Basis Points                 $100
         Zambia                      50 Basis Points                 $150
         Zimbabwe                    50 Basis Points                 $150

                                    4. NOTES


         The standard global custody service  includes:  (i) asset  safekeeping,
         (ii) trade settlement, (iii) income collection, (iv) corporate action processing (including proxy voting) and (v) tax reclaims (where applicable).


         Contractual settlement of trades and posting of income will not be offered in Russia due to the uncertainty of transaction settlement efficiencies in the market. Contractual posting of income is not offered in India, Bangladesh, Pakistan or Turkey due to local market practice.

         Strictly domestic accounts (i.e., U.S. assets only) utilize actual settlement and are subject to the guidelines indicated in the Bankers Trust Policies and Standards manual.

         All domestic receipts and tax reclaim refunds are credited to client accounts net of agent's collection fees (where applicable).

         The above fee schedule includes the cost of time spent on the installation of the bank's proprietary software (Globeview, etc.), and one day of training on the system. The fee schedule does not include the cost of any hardware, or the daily communication charges, which will be incurred by using these systems. These costs are borne by Forum.

         Foreign Exchange transactions conducted outside Bankers Trust will be charged $50 per wire transfer.

         Out-of-pocket expenses are borne by Forum. Out-of-pocket expenses include, but are not limited to, stamp charges, duties, application and/or registration fees incurred outside of the United States, the cost of building and/or setting up an interface with your (1) investment managers, or (2) other vendors, as well as postage and legal fees. These charges are passed on at cost.

         This fee schedule shall be valid for a period of one year.

         Minimum annual custody fee charge of $100,000.

                           MASTER SUBCUSTODY AGREEMENT
                                    EXHIBIT C

                          MASTER SUBCUSTODIAN AGREEMENT

                              BANKERS TRUST COMPANY

                                       AND

                                FORUM TRUST, LLC

                                               SECRETARY'S CERTIFICATE

         I, David I. Goldstein, hereby certify that I am the Secretary of Forum Trust, LLC, a limited liability company organized under the laws of the State of Maine and authorized to do business as a non-depositary trust company thereunder(the "Company"), and as such I am duly authorized to, and do hereby, certify that:

         1. Organizational Documents. The Company's organizational documents, and all amendments thereto, have been filed with the appropriate governmental officials of the State of Maine, the Company continues to be in existence and is in good standing, and no action has been taken to repeal such organizational documents, the same being in full force and effect on the date hereof.

         2. Bylaws. The Company's Amended and Restated Operating Agreement has been duly adopted and no action has been taken to repeal such Amended and Restated Operating Agreement, the same being in full force and effect.

         3. Resolutions. Resolutions have been duly adopted on behalf of the Company, which resolutions (i) have not in any way been revoked or rescinded,
(ii) have been in full force and effect since their adoption, to and including the date hereof, and are now in full force and effect, and (iii) are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein, including, without limitation, confirming that the Company is duly authorized to enter into a certain master subcustodian agreement with Bankers Trust Company (the "Agreement"), and that certain designated officers, including those identified in paragraph 4 of this Certificate, are authorized to execute said Agreement on behalf of the Company, in conformity with the requirements of the Company's organizational documents, Amended and Restated Operating Agreement, and other pertinent documents to which the Company may be bound.

         4. Incumbency. The following named individuals are duly elected (or appointed), qualified, and acting officers of the Company holding those offices set forth opposite their respective names as of the date hereof, each having full authority, acting individually, to bind the Company, as a legal matter, with respect to all matters pertaining to the Agreement, and to execute and deliver said Agreement on behalf of the Company, and the signatures set forth opposite the respective names and titles of said officers are their true, authentic signatures:

Name                     Title                             Signature

John Y. Keffer           President                    _______________________

Sara M. Morris           Treasurer                    ________________________

David I. Goldstein       Secretary                    ________________________

Margaret Fenderson       Assistant Treasurer          ________________________

Dana A. Lukens           Assistant Secretary          ________________________

5.       Authorized Instructions.

         (a). General.   Any two of the officers of the Company listed in
Paragraph 4 are authorized to deliver instructions to Bankers Trust Company pursuant to Section 15 of the Agreement on behalf of the Company or any Portfolio (as defined in the Agreement) in accordance with the Agreement.

         (b) Securities. Any of the following persons are authorized to deliver instructions to transfers of Securities (as such term is defined in the Agreement) of any Portfolio on behalf of a Portfolio, and the signatures set forth opposite the respective names and titles of said persons are their true, authentic signatures:

Name                   Title                             Signature

Joshua LaPan           Manager,
                       Information Services         _______________________

Dean E. Walker         Lead Custody Analyst         ________________________

Pamela J. Wheaton      Senior Manager,
                       Fund Accounting              ________________________

Dennis R. Mason        Lead Performance
                       Analyst                      ________________________

         (b) Cash. Any of the following persons are authorized to deliver instructions with respect to transfers of Cash (as such term is defined in the Agreement) of any Portfolio to or from any money market mutual fund on behalf of a Portfolio, and the signatures set forth opposite the respective names and titles of said persons are their true, authentic signatures:

Name                    Title                             Signature

Dawn Marie Stillings    Assistant Portfolio
                        Manager/Analyst              _______________________

Mark D. Kaplan          Portfolio
                        Manager/Analyst              _______________________

Victoria M. Jablonski   Investment
                        Administrator                _______________________


         (d) Transfer Agency. Any two of the persons authorized by Forum Shareholder Services, LLC listed on Appendix A may deliver instructions with respect to the transfer of cash in connection the purchase and redemption of shares of any Portfolio, and the payments of distributions to shareholders of any Portfolio.

         (e) Administration. Any two of the persons authorized by Forum Administrative Services, LLC listed on Appendix B may deliver instructions with respect to approval of bills for the payment of the expenses of any Portfolio, and the payments of distributions to shareholders of any Portfolio.

         IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of April, 1999.

                                              David I. Goldstein, Secretary

         I, John Y. Keffer, President of the Company, hereby certify that on this ___ day of April, 1999, David I. Goldstein is the duly elected Secretary of the Company and that the signature above is his genuine signature.

                                              John Y. Keffer, President

                           MASTER SUBCUSTODY AGREEMENT

EXHIBIT D

APPROVED SUBCUSTODIANS AND SECURITIES SYSTEMS

The approved Subcustodians are those listed in Part III, "Subcustodian Profiles," of the Directors' Overview As Part of 17F-5 Report for U.S.
Investment Companies, prepared by Bankers Trust Company, November, 1998, and heretofore delivered to Forum Trust, LLC.

                           MASTER SUBCUSTODY AGREEMENT

                                    EXHIBIT E

                                 CASH MANAGEMENT

         1. Until the Bank receives Instructions to the contrary,  the Bank will
(a) hold with Subcustodians, in deposit accounts maintained for the benefit of Forum's clients, all Cash received for the Account, (b) credit such interest, if any, on Cash in the Account as the Bank shall from time to time determine and
(c) receive compensation out of any amounts paid by Subcustodians in respect of Cash in the Account.


         2. The Bank may (on an overnight or other short-term basis) move certain, or all, currencies of Cash in the Account from any Subcustodian and place it, as deposits or otherwise, with one or more other Subcustodians (including branches and affiliates of the Bank). The Bank will notify Forum of any placement procedures it implements and will move Cash in accordance with such procedures until it notifies Forum otherwise or receives Instructions to the contrary. The Bank may credit interest and receive compensation as described in 1 above with respect to any Cash moved. If any Cash is held in an investment fund managed by the Bank, it will notify the Registrant (as opposed to Forum) as provided herein with respect to such Cash.


         3. Forum acknowledges that it has received and reviewed the current policies of the Bank regarding cash management services, which are part of this Exhibit.

                     GLOBAL CUSTODY CASH MANAGEMENT PROGRAM

         In the Global Custody cash management program, currencies on which Bankers Trust pays interest are divided into two categories: (1) currencies on which we pay interest based on a market benchmark rate for overnight deposits, and (2) currencies on which we pay interest based on a rate paid by the London branch of Bankers Trust Company or the local subcustodian.

         CURRENCIES ON WHICH WE PAY INTEREST BASED ON A MARKET BENCHMARK RATE FOR OVERNIGHT DEPOSITS (WHICH WE CALL "BENCHMARK RATE CURRENCIES"):

          o For each of these currencies, the interest rate we pay is based on a specific market benchmark (such as Effective Fed Funds) and is calculated by taking an average of the benchmark rate and subtracting a spread. (See Schedule A)

          o Currently, the only Benchmark Rate Currency is the U.S. Dollar. Over time we will be considering additional currencies to include in this category.

          o Operationally, most balances in Benchmark Rate Currencies are swept overnight into deposits at the London branch of Bankers Trust Company. Where you have selected a short-term investment fund, your U.S. Dollar balances in the U.S. will be swept overnight in accordance with your instructions.

         CURRENCIES ON WHICH WE PAY INTEREST BASED ON A RATE PAID BY THE LONDON BRANCH OF BANKERS TRUST COMPANY OR THE LOCAL SUBCUSTODIAN (WHICH WE CALL "BASE RATE CURRENCIES"):

          o For each of these currencies, the interest rate we pay is based on the rate paid by the London branch or the local subcustodian on overnight deposits in the currency. In either case, interest is calculated by using the overnight rate (which will be the actual overnight, a weekly average, or monthly average rate, depending on the currency) and subtracting a spread. (See Schedule A)

          o Currencies that are part of the sweep program will earn interest based on the base rate, which will be the higher of the rate offered by the London branch of Bankers Trust Company or the local subcustodian.

          o Currencies that are not part of the sweep program will generally earn interest based on the rate paid by the local subcustodian. We may at times be able to sweep certain currency balances into deposits of Bankers Trust Company's London branch in order to be able to earn a higher rate for you. On those days, any such currency will be treated as part of the sweep program, and you will earn interest on all of your balances in that currency at the higher rate for that day.

          o Currently, there are 29 Base Rate Currencies, 10 of which are included in our sweep program to the London branch.

          o Operationally, most balances in Base Rate Currencies that are part of our sweep program are swept overnight into deposits at the London branch, while balances in Base Rate Currencies that are not part of our sweep program remain with the local subcustodian.

         FOR EACH CURRENCY ON WHICH WE PAY INTEREST:

          o We will notify you periodically in writing of changes in spreads and updates to the cash management program. These program updates also will be available through Global Custody Flash Notices.

          o FOR MARKETS WHERE WE MAINTAIN ONE OR MORE OMNIBUS CASH ACCOUNTS, YOU EARN INTEREST AT THE CALCULATED RATE ON YOUR ENTIRE CONTRACTUAL BALANCE WITHOUT ANY ACTION ON YOUR PART AND WITHOUT ANY MINIMUM BALANCE REQUIREMENTS. This is the case regardless of whether we are able to invest your balances at or near the applicable benchmark or base rate and regardless of whether your contractual balance may exceed your actual balance.

          o FOR MARKETS WHERE WE MAINTAIN ONE OR MORE OMNIBUS CASH ACCOUNTS, THE MINIMUM RATE PAID IS 0.50%, except for the Japanese Yen (for which the minimum rate of 0.05% has been suspended for the time being due to market conditions) and the Singapore Dollar (for which the minimum rate is 0.25%). Please note that this is also subject to change as appropriate for any currency. Notwithstanding the foregoing, in no event will interest be negative.

          o FOR THE CURRENCIES OF "CLIENT SPECIFIC MARKETS," THOSE MARKETS WHERE FOR REGULATORY OR OTHER REASONS WE DO NOT MAINTAIN OMNIBUS ACCOUNTS FOR CLIENT CASH, ON WHICH WE PAY CREDIT INTEREST (which at this time are the Hungarian Forint, Israeli Shekel, Polish Zloty, Korean Won and Taiwanese Dollar), we will no longer be taking a spread for providing interest on cash balances. The credit interest you earn on overnight balances will be based on actual balances, as opposed to contractual balances, and the minimum credit interest rate will no longer be applied.

          o YOU WILL HAVE CONTINUOUS ACCESS THROUGH GLOBE*VIEW, BTWORLD, OR GLOBE*LINK OR OTHER AGREED ELECTRONIC ON-LINE SYSTEM TO THE INTEREST RATE EARNED DURING THE PREVIOUS "RATE AVERAGING PERIOD". Because we may use weekly or monthly average rates to calculate the interest you earn, we do not know the actual interest rate until the weekly or monthly period is completed.

          o Our program generally requires that overnight balances in each currency remain with (or are swept to) a subcustodian we designate for that currency. Nevertheless, we pay our stated rate of interest on any balances that, because of transactions in your account, are held overnight with an alternate subcustodian if we receive interest on that currency from that subcustodian. If the alternate subcustodian does not pay interest, however, these balances are excluded from our program.

          o FOR SWEPT CURRENCIES, FROM TIME TO TIME WE MAY NOT BE ABLE TO SWEEP THE FULL AMOUNT OF YOUR BALANCES TO THE LONDON BRANCH because of operational constraints or because your balance on a contractual basis temporarily exceeds your actual balance. You will, however, always receive credit for interest based on your entire contractual balance. To the extent you would have earned a lower rate on balances not swept, we will make up the difference. To the extent that actual balances are higher than contractually posted balances due to purchase fails or otherwise, we will retain the interest earned as compensation.

          o THE EFFECTIVE RATE WE PAY ON OVERNIGHT BALANCES WILL GENERALLY DIFFER FROM THE EFFECTIVE RATE WE RECEIVE (WHETHER FROM THE LONDON BRANCH OR THE LOCAL SUBCUSTODIAN). Any difference between the effective rate we receive and the effective rate we pay (which may be positive or negative, but is generally positive) is kept by us and covers our fee for running the cash management program and the related costs we absorb.

         Obviously, there will be currencies on which we will not pay interest because of local regulations, insufficient scale, or other reasons. However, we hope to identify additional currencies where we can begin paying interest and we will announce those to you as soon as practical.

         Currently most cash balances in our overnight sweep program are swept into deposits at the London branch of Bankers Trust Company. We reserve the right to utilize other branches or affiliates for the overnight sweep program. In the event of such change, we will notify you in writing, which may be through Global Custody Flash Notice.

         As you know, overdrafts are not permitted in the normal course of business in any currency. Should they occur in any currency, your account will be charged a fee to settle transactions in advance of receipt of funds. If the overdraft is not promptly cured (and in any event upon the expiration of 30 days) after the investment manager has been notified of the outstanding overdraft, the account's home currency will be used to cure the overdraft and the associated foreign exchange will be done by Bankers Trust at market rates. (Other currencies may be utilized to the extent the home currency is insufficient.) Investment managers that have not cured overdrafts within such period will be deemed to have directed such foreign exchange transaction. Accounts subject to ERISA will be deemed to have engaged in the transaction under the authority of the class exemptions available to qualified professional asset managers and in-house investment managers. To the extent that the overdraft is less than the U.S. dollar equivalent of $50,000, Bankers Trust's foreign exchange desk will bundle the transaction with other small amounts for other clients.